Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS FOURTH QUARTER 2012 NET INCOME OF $207 MILLION ($1.03 PER DILUTED SHARE); PRE-TAX INCOME OF $334 MILLION EXCLUDING DEBT REDEMPTION CHARGES

FULL YEAR NET LOSS OF $592 MILLION ($2.95 PER DILUTED SHARE) INCLUDING $1.5 BILLION OF DEBT REDEMPTION CHARGES; PRE-TAX INCOME OF $1.0 BILLION EXCLUDING DEBT REDEMPTION CHARGES

Fourth Quarter Financial Highlights

▪	Grew Commercial Assets – Increased 8% from a year ago; fifth consecutive quarter of sequential growth;
▪	Significant New Business Activity – Funded volume of $3.1 billion; rose 41% sequentially and 6% from the year-ago quarter;
▪	Finance Margin Improved - Funding cost declines reflect benefit of debt redemption actions; portfolio yields remain stable;
▪	Credit Metrics Remain At Cyclical Lows - Non-Accrual balances further declined and net charge-offs remain at low levels;
▪	Expanded CIT Bank – Assets surpassed $12 billion; online deposits exceed $4.5 billion; originated over 95% of U.S. loan and lease volume.

NEW YORK – January 29, 2013 – CIT Group Inc. (NYSE: CIT), a leading provider of financing and advisory services to small businesses and middle market companies, today reported net income of $207 million, $1.03 per diluted share, for the fourth quarter of 2012, improved from $36 million, $0.18 for the year-ago quarter. The current period includes net charges of $83 million related to the redemption of student loan asset-backed securities and certain senior unsecured notes, while the year-ago period included debt redemption charges of $150 million. Pre-tax income excluding debt redemption charges for the quarter was $334 million, up from $221 million in the year-ago quarter. There was a net loss for the year ending December 31, 2012 of $592 million ($2.95 per share), which included $1.5 billion of debt redemption charges, compared to net income of $15 million, ($0.07 per share) for the year ended December 31, 2011, which included $528 million of debt redemption charges.

“We made significant progress in advancing our corporate strategy in 2012,” said John Thain, Chairman and Chief Executive Officer. “We grew commercial assets, diversified our funding mix, and expanded new business initiatives that further support our small business and middle market clients. We remain focused on positioning CIT for future growth and profitability as we drive operating efficiencies, prudently grow our assets, and expand CIT Bank.”

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In preparing the financial statements for the quarter and year ended December 31, 2012, management identified errors that were not material to any individual prior period, but determined that correcting these errors in the current period would have been material to the 2012 full year statement of operations. Therefore, CIT will revise its previously reported financial statements for the first three quarters of 2012, and for the years ended December 31, 2011 and 2010 for these and other previously disclosed out-of-period errors. The cumulative effect of these errors was to increase tangible book value (TBV) per common share by $0.04, which is reflected in the $39.61 TBV per share at December 31, 2012. Further information is provided in the “Prior Period Revisions” section and the Appendix. All prior period data in this release and in the Financial Data Package (which is available on our website at www.cit.com/investor) reflect the revised balances.

Summary of Fourth Quarter Financial Results

Fourth quarter results reflect increased business activity, continued positive portfolio performance, and the benefits of our liability restructuring and other balance sheet management actions. Pre-tax income was $252 million for the quarter and included net charges of $83 million related to debt redemptions, compared to pretax income of $71 million in the year-ago quarter, which included $150 million of debt redemption charges. Excluding these charges, pretax income was $334 million in the current quarter, improved from $221 million in the year-ago quarter and $176 million in the prior quarter. See the Non-GAAP disclosure table on page 19 for additional information.

Total assets at December 31, 2012 were $44.0 billion, up $0.3 billion from September 30, 2012, and down $1.3 billion from December 31, 2011. Commercial financing and leasing assets increased from prior periods to $30.2 billion, while consumer assets declined by approximately $600 million from September 30, 2012 and by over $2.6 billion from a year ago primarily due to the sale of student loans. Total loans of $20.8 billion increased nearly $1.0 billion from a year ago, and $0.5 billion sequentially. Operating lease equipment increased $0.4 billion from a year ago and $0.3 billion from September 30, 2012 to $12.4 billion, consisting primarily of aircraft and railcars. Cash and short-term investments increased to $7.6 billion from $7.2 billion at September 30, 2012.

Funded new business volume of $3.1 billion rose from both the prior and year-ago quarters with increased activity levels from the year-ago quarter in all segments except Transportation Finance, which had an elevated number of aircraft deliveries in the year-ago period. Trade Finance factoring volume was $6.9 billion, up from the third quarter of 2012, in line with seasonal trends, and essentially unchanged from the prior-year quarter.

Net finance revenue1 was $312 million and reflects generally stable yields and improvements in funding cost that resulted from the repayment and/or refinancing of high cost debt and increased

1 Net finance revenue and net operating lease revenue are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and page 19 for reconciliation of non-GAAP to GAAP financial information.

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proportion of deposit funding. The current period was also impacted by the redemption of debt secured by student loans and certain other senior unsecured notes. Average earning assets were $32.3 billion in the fourth quarter, essentially unchanged from the prior quarter and down from $33.8 billion in the year-ago quarter due primarily to student loan sales. Average commercial earning assets of $28.4 billion increased from both comparative periods. Net finance revenue as a percentage of average earning assets (“finance margin”) was 3.86% in the fourth quarter, improved from 1.09% in the prior-year quarter and -1.60% in the prior quarter. Excluding net FSA accretion, debt redemption charges, and accelerated original issue discount (OID) on debt extinguishment related to the total return swap facility (TRS), finance margin was 3.63%, improved from 2.02% in the year-ago quarter and 2.95% in the prior quarter. These improvements were driven primarily by lower funding costs, and the reduction of low yielding assets.

Other income of $172 million declined from $206 million in the prior-year quarter primarily due to lower gains on loan sales, and increased $85 million sequentially as the higher counterparty receivable accretion that resulted from sales of student loans, gains on assets sold, and recoveries on loans charged off prior to emergence were only partially offset by a higher level of impairment on assets held for sale. Factoring commissions of $32 million were unchanged from a year ago and decreased slightly from the prior quarter.

Operating expenses were $232 million, up from $222 million in the prior-year quarter but down sequentially. Excluding restructuring costs, operating expenses were $220 million in the current period compared to $217 million in the prior-year quarter and $230 million in the prior quarter. The current period includes a $10 million recovery of legal fees that resulted from a loan work-out related settlement as well as several other items that essentially offset each other in aggregate but impacted compensation and benefits and technology expenses. Headcount at December 31, 2012 was approximately 3,560 compared to 3,530 a year ago and down from 3,630 at September 30, 2012.

The provision for income taxes in the fourth quarter was $44 million, higher than both the year-ago and prior quarters, and is primarily related to the changes in the geographic mix of international earnings.

Credit and Allowance for Loan Losses

Portfolio credit quality trends remained stable with credit metrics at cyclical lows as non-accrual loans declined both sequentially and from the prior-year, and net charge-offs remained at low levels.

Net charge-offs were $17 million, or 0.34% as a percentage of average finance receivables, versus $24 million (0.45%) in the year-ago quarter and $18 million (0.36%) in the prior quarter. In our commercial segments, net charge-offs were 0.41% of average finance receivables, compared to 0.62% in the prior year quarter and 0.44% in the prior quarter. Net charge-off comparisons to both prior

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periods reflected improvements in Trade Finance and Transportation Finance partially offset by increases in Corporate Finance.

Net charge-offs do not reflect recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale. Recoveries on these loans are recorded in other income and totaled $17 million, $30 million and $9 million for the current quarter, the year-ago quarter and the prior quarter, respectively.

The provision for credit losses was essentially zero in the current quarter, unchanged from the prior quarter and improved from $16 million in the year-ago quarter, as reserve reductions offset net charge-offs in the second half of 2012. These favorable trends reflect the overall improvement in credit metrics, most notably the decline in net charge-offs.

Non-accrual loans declined to $332 million, or 1.59% of finance receivables, at December 31, 2012 from $702 million (3.53%) at December 31, 2011 and $412 million (2.02%) at September 30, 2012. Non-accrual loans as a percentage of finance receivables in the commercial segments were 1.93% at December 31, 2012, improved from 4.61% at December 31, 2011 and 2.48% at September 30, 2012. The sequential decline was driven by Corporate Finance and Trade Finance segments, reflecting both repayments of loans and loans returned to accrual status.

The allowance for loan losses, which relates entirely to the commercial portfolio, was $379 million at December 31, 2012, or 1.82% of total finance receivables, compared to $408 million (2.05%) at December 31, 2011 and $398 million (1.95%) at September 30, 2012. As a percentage of the commercial portfolio, the allowance for loan losses was 2.21% at December 31, 2012, compared to 2.68% at December 31, 2011 and 2.39% at September 30, 2012. This decline reflects improved portfolio credit quality, including the continued replacement of lower credit quality legacy assets with new origination volume. Specific reserves were $45 million at December 31, 2012, down from $55 million both a year ago and at September 30, 2012, as charge-offs exceeded additions to specific reserves for both the quarter and the year.

Capital and Funding

Preliminary Tier 1 and Total Capital ratios at December 31, 2012 were 16.2% and 17.0%, respectively, down modestly from 16.7% and 17.5%, respectively, at September 30, 2012. Preliminary risk-weighted assets totaled $48.6 billion at December 31, 2012, compared to $46.0 billion at September 30, 2012, and include the impact of both the recently announced order for ten Airbus A350s and the commitment to purchase a commercial loan portfolio. Book value per share at December 31, 2012 was $41.49, compared to $40.37 at September 30, 2012 and $44.27 at December 31, 2011. Tangible book value per share at December 31, 2012 was $39.61, improved from $38.47 at September 30, 2012 but down from $42.23 at December 31, 2011.

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Cash and short-term investment securities totaled $7.6 billion at December 31, 2012, up $366 million from the prior-quarter and down approximately $800 million from December 31, 2011, and was comprised of $6.8 billion of cash and $0.8 billion of short-term investments. Cash and short-term investment securities at December 31, 2012 consisted of $2.5 billion related to the bank holding company, $3.4 billion at CIT Bank, $0.5 billion at operating subsidiaries and $1.2 billion in restricted balances. We had approximately $1.9 billion of unused and committed liquidity under a $2 billion revolving credit facility at December 31, 2012.

During the fourth quarter, we completed several transactions to diversify our funding sources and improve future profitability. These transactions included:

•	The issuance of $1.5 billion of deposits, of which approximately 75% were originated through online channels. (Discussed further in CIT Bank below.)
•	The sale of approximately $550 million of student loans in CIT Bank, most of which served as collateral for, and the proceeds of which were used to redeem, approximately $515 million in asset-backed securities (ABS) funded through an existing TRS. In addition, approximately $480 million in principal amount of ABS issued by a student lending securitization entity were redeemed at par and substantially all of the student loans used as collateral were refinanced through the existing TRS. (See “Consumer” below for the income statement impact of these transactions.)
•	The funding of five Airbus aircraft under our existing European Export Credit Agency (ECA) facility for total proceeds of approximately $170 million.
•	The redemption at par of approximately $18 million in principal amount of senior unsecured notes issued under CIT’s pre-reorganization InterNotes retail note program.
•	A new $208 million collateralized loan obligation (CLO) backed by a portfolio of Corporate Finance loans that was funded through the TRS.

As a result of these actions, we made further progress towards our long term targeted funding mix. At December 31, 2012, deposits represented 31% of our funding, with secured and unsecured borrowings comprising 32% and 37% of the funding mix, respectively. The weighted average coupon rate on outstanding deposits and long-term borrowings was 3.18% at December 31, 2012, improved from 3.25% at September 30, 2012 and 4.69% at December 31, 2011.

Segment Highlights

The following table details the impact on each segment from FSA accretion associated with accelerated debt repayment. The segment commentary that follows is focused on segment results excluding this impact.

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Impacts of FSA Accretion Associated With Accelerated Debt Repayment on Pre-tax Income (Loss) by Segment
	Corporate	Transportation	Trade	Vendor
	Finance	Finance	Finance	Finance	Consumer
	Quarter Ended December 31, 2012
Pre-tax Income (Loss) – Reported	$104.8	$168.9	$21.2	$46.8	$ (50.9)
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	1.3	9.7	0.3	1.1	121.5
Accelerated OID on debt extinguishment related to the TRS facility	-	(6.9)	-	-	(45.7)
Pre-tax Income (Loss) – Adjusted(1)	$106.1	$171.7	$21.5	$47.9	$24.9

	Quarter Ended September 30, 2012
Pre-tax Income/(Loss) – Reported	$ (23.6)	$ (94.4)	$ (3.2)	$ (47.6)	$ (6.9)
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	69.8	229.1	16.1	59.1	12.1
Pre-tax Income (Loss) – Adjusted(1)	$ 46.2	$ 134.7	$ 12.9	$ 11.5	$ 5.2
	Quarter Ended December 31, 2011
Pre-tax Income – Reported	$166.1	$22.7	$8.6	$30.0	$(109.4)
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	13.8	28.7	2.7	10.2	89.9
Pre-tax Income (Loss) – Adjusted(1)	$179.9	$51.4	$11.3	$40.2	$(19.5)

(1)    Adjusted means excluding “accelerated FSA net discount/(premium) on debt extinguishments and repurchases” for each period presented and accelerated OID on debt extinguishment related to the TRS facility that occurred during the 2012 fourth quarter.

Corporate Finance

Excluding accelerated FSA interest expense, pre-tax earnings decreased significantly from the prior-year quarter, primarily due to lower non-spread revenue as the year-ago quarter included significant gains on loan sales. The $60 million sequential quarter increase is attributable to benefits from net FSA accretion, lower funding costs, higher asset and investment sales gains and proceeds from a settlement of a loan charged off prior to emergence. Gains on asset and investment sales totaled $23 million in the current quarter, down from $91 million in the year-ago quarter and up from $12 million in the prior quarter.

Financing and leasing assets grew $1.1 billion from December 31, 2011, and $0.3 billion from September 30, 2012, to $8.3 billion. New funded loan volume increased approximately 60% from the both the year-ago quarter and prior quarter to $1.5 billion. CIT Bank originated over 90% of U.S. funded volume this quarter, up from 69% in the year-ago quarter.

Credit performance remains strong. The provision for credit losses was a benefit of $1 million in the current quarter, compared to a benefit of $22 million in the prior quarter and a cost of $10 million in the year-ago quarter. Non-accrual loans declined to $212 million from $256 million at September 30,

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2012 and $498 million a year ago, and net charge-offs were $14 million (0.72% of average finance receivables), up from the low levels in both the year-ago and prior quarters.

As previously announced, at December 31, 2012 CIT Bank agreed to acquire $1.3 billion of commercial loan commitments (of which approximately $800 million was outstanding), the purchase of which should be substantially completed during the first quarter of 2013.

Transportation Finance

Excluding accelerated FSA interest expense and accelerated OID on debt extinguishment related to the TRS facility, pre-tax earnings rose substantially from both the year-ago and prior quarters, primarily reflecting asset growth and lower funding and credit costs. Equipment utilization remained strong with over 99% of commercial air and 98% of rail equipment on lease or under a commitment at December 31, 2012.

Financing and leasing assets grew approximately $0.9 billion from December 31, 2011, and $0.2 billion from September 30, 2012, to $14.2 billion. New business volume of $0.7 billion reflects the addition of seven aircraft and over 1,500 railcars to our operating lease portfolio, and over $200 million of new loans. All of the current quarter’s loan volume and substantially all of the rail volume was originated by CIT Bank. All but two of the 15 aircraft scheduled for delivery in 2013 and over 98% of the approximately 7,000 railcars scheduled for delivery in 2013 and 2014 have lease commitments. In December 2012 we ordered ten A350 aircraft from Airbus with deliveries in 2019 and 2020.

Trade Finance

Excluding accelerated FSA interest expense, pre-tax earnings nearly doubled from the year-ago quarter, and rose 67% sequentially primarily due to lower funding and credit costs. Factoring volume was $6.9 billion, essentially unchanged from the year-ago quarter and up 8% sequentially due to seasonal trends. Factoring commissions of $32.2 million were similarly unchanged from the year-ago quarter, but declined slightly from the prior quarter primarily due to business mix.

Credit metrics remain favorable. Non-accrual balances decreased substantially from a year ago, primarily due to accounts returning to accrual status and reductions in exposures, and also decreased substantially from September 30, 2012. There was a modest net recovery in the current quarter, compared to $6 million of net charge-offs in the year-ago quarter and no net-charge-offs in the prior quarter.

Vendor Finance

Excluding accelerated FSA interest expense, pre-tax earnings increased nearly 20% from the year-ago quarter primarily due to higher net finance revenue from improved funding costs and higher other income, which were partially offset by reduced net FSA accretion and higher credit and operating

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costs. The significant sequential quarter increase reflected higher other income, higher net finance revenue and lower credit and operating costs. The improvement in other income reflected a gain of approximately $14 million related to the previously announced sale of our Dell Europe operating platform to Dell.

Financing and leasing assets grew to $5.4 billion, representing increases of 4% from September 30, 2012 and 8% from a year ago. We funded $0.9 billion of new business volume for the fourth quarter, an increase of 21% from the year-ago quarter and 23% sequentially. Essentially all U.S. funded volume in the current quarter was originated by CIT Bank.

Non-accrual loans declined modestly from both a year ago and sequentially to $72 million (1.49% of finance receivables). Net charge-offs of $5 million declined from $10 million in the prior quarter but rose from $2 million in the year-ago quarter.

Consumer

Excluding accelerated FSA interest expense and accelerated OID on debt extinguishment related to the TRS facility, pre-tax earnings rose both sequentially and from the year-ago quarter, primarily reflecting gains on asset sales.

As mentioned above, CIT sold approximately $550 million in student loans that were in held for sale as of September 30, 2012 at a $16 million gain to carrying value. The proceeds of the sale were used to redeem the associated ABS, which decreased fourth quarter 2012 interest expense by approximately $6 million as a $40 million increase in interest expense from the acceleration of FSA discount was offset by $46 million in reimbursement of OID related to the TRS. In addition, CIT redeemed approximately $480 million in principal amount of ABS issued by a student lending securitization entity, at par, which increased fourth quarter 2012 interest expense by $81 million due to the acceleration of FSA discount accretion. These actions in aggregate increased interest expense by $76 million and increased other income by $16 million.

At December 31, 2012, the student loan portfolio totaled approximately $3.7 billion and was funded through securitizations.

Corporate and Other

Certain items are not allocated to operating segments and are included in Corporate and Other, including unallocated interest expense, primarily related to corporate liquidity costs, accelerated FSA discount accretion, prepayment penalties and restructuring charges. Accelerated debt FSA discount accretion totaled $1 million in the current quarter, $7 million in the year-ago quarter, and $68 million in the prior quarter. The year-ago quarter also included prepayment penalties of $9 million, of which there were none in 2012, which were offset by $12 million in gains associated with debt extinguishments, while the prior quarter had $17 million of costs associated with debt extinguishment and no prepayment penalties. The loss on debt extinguishments reflects repayments of Series C Notes in the third quarter

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of 2012, while gains were recognized in the fourth quarter of 2011 on repurchases of Series A Notes. Operating expenses included restructuring charges of $12 million in the current quarter, compared to $5 million in each of the year-ago and prior quarters.

CIT Bank

Lending and leasing assets grew during the quarter reflecting new business volume from all commercial segments. The Bank funded $2 billion of new business volume in the current quarter, which represented nearly all of the new U.S. volumes for Corporate Finance, Transportation Finance and Vendor Finance. Funded volumes were up 83% from the year-ago quarter and 47% sequentially.

Total assets were $12.2 billion, up from $9.0 billion at December 31, 2011 and $11.6 billion at September 30, 2012. Commercial loans totaled $8.0 billion, up from $3.9 billion at December 31, 2011 and $6.8 billion at September 30, 2012. Operating lease equipment of $649 million, primarily railcars, increased from $31 million at December 31, 2011 and $456 million at September 30, 2012. During the quarter, CIT Bank sold approximately $550 million of its remaining portfolio of student loans, which were held for sale. Proceeds of the sale were used to redeem the associated ABS funding. Cash was $3.4 billion at December 31, 2012, up from $2.5 billion at December 31, 2011 and down from $3.6 billion at September 30, 2012. CIT Bank’s preliminary Total Capital ratio was 22.8% and the Tier 1 Leverage ratio was 20.2% at December 31, 2012.

Total deposits at quarter-end were $9.6 billion, up from $6.1 billion at December 31, 2011 and $8.6 billion at September 30, 2012. During the fourth quarter, CIT Bank placed over $1.5 billion of deposits at an average rate of approximately 1.1%. The average term of new CDs issued was over three years. Deposits originated though our online bank (www.BankOnCIT.com), which was launched during the fourth quarter of 2011, surpassed $4.5 billion.

Full Year 2012 Results

CIT’s 2012 results reflect progress on our strategic priorities, which included: growth in our commercial businesses, eliminating high cost debt, improving economic profitability, and expanding the role of CIT Bank both in asset origination and funding capabilities.

The net loss for the year was $592 million, $2.95 per diluted share, compared to net income of $15 million ($0.07 per share) in 2011. The net loss resulted from approximately $1.5 billion of accelerated FSA and other charges related to over $15 billion of debt redemptions. The pre-tax loss for the year was $455 million, compared to pre-tax income of $178 million in 2011, and was attributable to the same items. Excluding accelerated FSA, debt redemption charges, and accelerated OID on debt extinguishment related to the TRS facility pre-tax income improved to $1.0 billion from $707 million in the prior year.

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These improved results reflect significant declines in borrowing and credit costs that more than offset the impact of lower earning asset levels, lower gains from asset sales, lower counterparty receivable accretion, and reduced recoveries on pre-emergence charge-offs (recorded in other income).

Total financing and leasing assets decreased by approximately $340 million to $33.9 billion, which resulted from the sale of over $2.0 billion of liquidating government-guaranteed student loans. Commercial financing and leasing assets increased by over $2.3 billion to $30.2 billion as a 23% increase in commercial new business volume was partially offset by portfolio collections.

Portfolio quality improved. Net charge-offs of $74 million declined 72% from $265 million in 2011, essentially due to improvement in Corporate Finance. Net charge-offs in the commercial segments were 0.46%, down significantly from 1.68% in 2011, with the most notable improvements in Corporate Finance and Trade Finance. Non-accrual balances declined over 50% to $332 million at December 31, 2012 from $702 million a year ago. The provision for credit losses was $52 million, down from $270 million in 2011 reflecting improved credit metrics.

During 2012 CIT eliminated over $15 billion in high cost debt and grew the deposit base to 31% of total funding from 19% a year ago. These and other funding initiatives reduced our weighted average coupon rates on outstanding deposits and long-term borrowings from 4.69% at December 31, 2011 to 3.18% at December 31, 2012.

CIT continued to advance the growth and diversification of CIT Bank during 2012. CIT Bank funded over 90% of total U.S. loan and lease volume in 2012, up from 72% in 2011. Total assets at the bank increased 36% to $12.2 billion and CIT Bank ended 2012 with a Total Capital Ratio of nearly 23%. Deposits grew by 57% during 2012 to $9.6 billion, of which nearly half were from our online bank.

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Prior Period Revisions

In preparing its quarterly financial statements for the first three quarters of 2012, the Company discovered, corrected and, in most cases, disclosed in those quarters immaterial errors that impacted prior periods. Additional out-of-period errors were identified in the fourth quarter. These additional out-of-period errors were individually and in the aggregate not material to the fourth quarter results but, when combined with the other out-of-period errors previously identified this year, were determined by management to be material to the full year 2012 results. Accordingly, management has revised in this release, and will revise in subsequent quarterly filings on Form 10-Q and its 2012 Form 10-K, its previously reported financial statements for 2010, 2011 and the first three quarters of 2012.

The cumulative effect of these revisions was to increase TBV by $8 million. As a result of these revisions, the net loss for the quarters ended September 30 and March 31, 2012 was decreased by $5.7 million and $19.5 million, respectively, and the net loss for the quarter ended June 30, 2012 was increased by $2.2 million, from our previously reported amounts. As a result of our adoption of fresh start accounting, the recognition of amounts relating to periods prior to 2010 resulted in a corresponding $15 million increase to goodwill.

Tables reflecting the previously reported balances, required adjustments and revised amounts impacting the income statements and balance sheets, along with descriptions of significant adjustments are included in the accompanying tables. The revised financial statements and metrics are also included in the Financial Data Package, which is available on our website at www.cit.com/investor.

See attached tables for financial statements and supplemental financial information.

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Conference Call and Webcast

Chairman and Chief Executive Officer John A. Thain and Chief Financial Officer Scott T. Parker will discuss these results on a conference call and audio webcast today, January 29, 2013, at 8:00 a.m. (ET). Interested parties may access the conference call live by dialing 888-317-6003 for U.S., 866-284-3684 for Canadian callers or 412-317-6061 for international callers and reference access code “0426420” or access the audio webcast at cit.com/investor. An audio replay of the call will be available until 11:59 p.m. (EST) on February 12, 2013, by dialing 877-344-7529 for U.S. callers or 412-317-0088 for international callers with the access code 10023326, or at cit.com/investor.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a bank holding company with more than $33 billion in financing and leasing assets. A member of the Fortune 500, it provides financing and leasing capital and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and global vendor finance. CIT also operates CIT Bank (Member FDIC), its primary bank subsidiary, which, through its online bank BankOnCIT.com, offers a suite of savings options designed to help customers achieve a range of financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in refining and implementing its strategy and business plan, the risk that CIT is unable to quickly react to and address key business and regulatory issues, the risk that CIT is delayed in transitioning certain business platforms to CIT Bank and may not succeed in developing a stable, long-term source of funding, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our actual results in Item 1A, “Risk Factors”, of our latest Annual Report on Form 10-K , as supplemented in our latest Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue and net operating lease revenue are non-GAAP measurements used by management to gauge portfolio performance. “Pre-FSA” is non-GAAP and provides the user with additional data that is more comparable to historical and peer disclosures. Pre-tax income excluding net fresh-start accounting accretion and debt redemption charges is a non-GAAP measurement used by management to compare period over period operating results. Tangible book value and tangible book value per share are non-GAAP metrics to analyze banks.

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CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
C. Curtis Ritter	Ken Brause
Director of Corporate Communications	Executive Vice President
(973) 740-5390 / Curt.Ritter@cit.com Matt Klein Vice President, Media Relations (973) 597-2020 / Matt.Klein@cit.com	(212) 771-9650 / Ken.Brause@cit.com

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CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2012	2012(1)	2011(1)	2012	2011(1)
		Revised	Revised		Revised
Interest income
Interest and fees on loans	$348.5	$367.5	$482.1	$1,536.8	$2,193.9
Interest and dividends on investments	8.5	8.0	9.2	32.3	34.8
Total interest income	357.0	375.5	491.3	1,569.1	2,228.7
Interest expense
Interest on long-term borrowings	(324.1)	(777.6)	(657.1)	(2,744.9)	(2,683.2)
Interest on deposits	(42.5)	(38.4)	(33.3)	(152.5)	(111.2)
Total interest expense	(366.6)	(816.0)	(690.4)	(2,897.4)	(2,794.4)
Net interest revenue	(9.6)	(440.5)	(199.1)	(1,328.3)	(565.7)
Provision for credit losses	(0.1)	–	(15.8)	(51.6)	(269.7)
Net interest revenue, after credit provision	(9.7)	(440.5)	(214.9)	(1,379.9)	(835.4)
Non-interest income
Rental income on operating leases	452.0	445.8	428.0	1,784.6	1,667.5
Other income	171.7	86.7	206.0	653.1	952.8
Total non-interest income	623.7	532.5	634.0	2,437.7	2,620.3
Other expenses
Depreciation on operating lease equipment	(130.3)	(134.5)	(137.1)	(533.2)	(575.1)
Operating expenses	(231.9)	(235.2)	(222.5)	(918.2)	(896.6)
(Loss) gain on debt extinguishments	–	(16.8)	11.8	(61.2)	(134.8)
Total other expenses	(362.2)	(386.5)	(347.8)	(1,512.6)	(1,606.5)
Income (loss) before provision for income taxes	251.8	(294.5)	71.3	(454.8)	178.4
Provision for income taxes	(44.2)	(3.9)	(32.9)	(133.8)	(158.6)
Net income (loss) before attribution of noncontrolling interests	207.6	(298.4)	38.4	(588.6)	19.8
Net (income) loss attributable to noncontrolling interests, after tax	(0.8)	(0.8)	(2.1)	(3.7)	(5.0)
Net income (loss)	$206.8	$(299.2)	$36.3	$(592.3)	$14.8

Basic income (loss) per common share	$1.03	$(1.49)	$0.18	$(2.95)	$0.07
Diluted income (loss) per common share	$1.03	$(1.49)	$0.18	$(2.95)	$0.07
Average number of common shares - basic (thousands)	200,916	200,917	200,729	200,887	200,678
Average number of common shares - diluted (thousands)	201,142	200,917	200,740	200,887	200,815

(1) Reflects revised balances from previously reported amounts. See discussion on page 11 and tables in the Appendix.

14

CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	December 31,	September 30,	December 31,
	2012	2012(1)	2011(1)
		Revised	Revised
Assets
Total cash and deposits	$6,821.3	$6,455.5	$7,436.8
Investment securities	1,065.5	1,016.2	1,257.8
Trading assets at fair value - derivatives	8.4	29.3	42.8
Assets held for sale	646.4	1,421.1	2,332.3

Loans	20,847.6	20,383.4	19,905.9
Allowance for loan losses	(379.3)	(397.9)	(407.8)
Loans, net of allowance for loan losses	20,468.3	19,985.5	19,498.1

Operating lease equipment, net	12,411.7	12,086.7	12,006.4
Goodwill	345.9	345.9	345.9
Intangible assets, net	31.9	37.3	63.6
Unsecured counterparty receivable	649.1	584.4	729.5
Other assets	1,563.5	1,726.2	1,623.5
Total assets	$44,012.0	$43,688.1	$45,336.7

Liabilities
Deposits	$9,684.5	$8,709.3	$6,193.7
Trading liabilities at fair value - derivatives	81.9	81.9	66.2
Credit balances of factoring clients	1,256.5	1,224.9	1,225.5
Other liabilities	2,687.8	2,632.7	2,657.5
Long-term borrowings
Unsecured borrowings	11,824.0	12,334.9	–
Secured borrowings	10,137.8	10,590.6	26,307.7
Total long-term borrowings	21,961.8	22,925.5	26,307.7
Total liabilities	35,672.5	35,574.3	36,450.6
Equity
Stockholders' equity
Common stock	2.0	2.0	2.0
Paid-in capital	8,501.8	8,491.0	8,459.3
(Accumulated deficit) retained earnings	(74.6)	(281.4)	517.7
Accumulated other comprehensive loss	(77.7)	(86.0)	(82.6)
Treasury stock, at cost	(16.7)	(16.7)	(12.8)
Total common stockholders' equity	8,334.8	8,108.9	8,883.6
Noncontrolling interests	4.7	4.9	2.5
Total equity	8,339.5	8,113.8	8,886.1
Total liabilities and equity	$44,012.0	$43,688.1	$45,336.7

Book Value Per Common Share
Book value per common share	$41.49	$40.37	$44.27
Tangible book value per common share	$39.61	$38.47	$42.23
Outstanding common shares (in thousands)	200,869	200,850	200,660
(1) Reflects revised balances from previously reported amounts. See discussion on page 11 and tables in the Appendix.

15

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

									Years Ended
INCOME STATEMENT ITEMS	2012 Quarters Ended				2011 Quarters Ended				December 31,
	December 31	September 30(1)	June 30(1)	March 31(1)	December 31(1)	September 30(1)	June 30(1)	March 31(1)	2012	2011(1)
Other Income
Factoring commissions	$32.2	$33.1	$28.9	$32.3	$32.3	$35.5	$30.9	$33.8	$126.5	$132.5
Gains on sales of leasing equipment	40.5	34.6	23.1	19.4	18.8	72.7	16.4	40.5	117.6	148.4
Fee revenues	22.7	18.6	22.6	22.2	24.3	21.8	25.6	25.8	86.1	97.5

Gains on loan and portfolio sales	19.8	4.7	24.9	142.9	88.3	52.9	86.4	78.3	192.3	305.9
Counterparty receivable accretion	43.6	3.3	39.0	10.2	23.7	26.4	29.9	29.9	96.1	109.9
Recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale	17.4	8.6	18.6	10.4	30.2	36.3	25.1	32.5	55.0	124.1
Gain on investment sales	11.9	5.0	4.3	19.0	12.5	7.0	9.8	16.4	40.2	45.7
(Losses) gains on derivatives and foreign currency exchange	(0.7)	0.5	(3.3)	(2.2)	2.1	(12.4)	(9.2)	14.3	(5.7)	(5.2)
Impairment on assets held for sale	(37.4)	(27.7)	(28.9)	(21.6)	(69.8)	(20.3)	(12.5)	(10.5)	(115.6)	(113.1)
Other revenues	21.7	6.0	10.2	22.7	43.6	22.1	30.7	10.7	60.6	107.1
Total other income	$171.7	$86.7	$139.4	$255.3	$206.0	$242.0	$233.1	$271.7	$653.1	$952.8

Operating Expenses
Compensation and benefits	$129.9	$138.5	$136.7	$133.6	$117.2	$136.2	$124.3	$117.1	$538.7	$494.8
Technology	25.6	19.4	17.8	18.8	22.1	16.4	18.1	18.7	81.6	75.3
Professional fees	13.4	18.1	13.3	20.0	25.3	29.6	35.3	30.7	64.8	120.9
Net occupancy expense	8.1	9.2	9.8	9.1	9.7	9.9	9.7	10.1	36.2	39.4
Provision for severance and facilities exiting activities	11.7	5.0	1.5	4.5	5.1	0.5	0.9	6.6	22.7	13.1
Other expenses	43.2	45.0	47.7	38.3	43.1	34.9	52.0	23.1	174.2	153.1
Operating expenses	$231.9	$235.2	$226.8	$224.3	$222.5	$227.5	$240.3	$206.3	$918.2	$896.6

Fresh Start Accounting:
Accretion / (Amortization)
Interest income	$40.7	$59.1	$76.7	$91.1	$127.7	$150.3	$220.7	$246.7	$267.6	$745.4
Interest expense	(148.6)	(494.7)	(308.4)	(686.8)	(264.9)	(141.3)	(292.5)	(205.3)	(1,638.5)	(904.0)
Rental income on operating leases	(5.4)	(4.9)	(6.4)	(8.1)	(9.8)	(12.2)	(15.1)	(19.0)	(24.8)	(56.1)
Depreciation expense	52.6	49.8	54.0	57.5	58.8	59.4	61.1	60.7	213.9	240.0
FSA - net finance revenue	(60.7)	(390.7)	(184.1)	(546.3)	(88.2)	56.2	(25.8)	83.1	(1,181.8)	25.3
Other income	43.6	3.3	39.0	10.2	23.7	26.4	29.9	29.9	96.1	109.9
Total	$(17.1)	$(387.4)	$(145.1)	$(536.1)	$(64.5)	$82.6	$4.1	$113.0	$(1,085.7)	$135.2

BALANCE SHEET ITEMS
Fresh Start Accounting: Accretable (Discount) / Premium	December 31, 2012	September 30, 2012(1)	June 30, 2012(1)	March 31, 2012(1)	December 31, 2011(1)	September 30, 2011(1)	June 30, 2011(1)	March 31, 2011(1)
Loans	$(355.3)	$(401.0)	$(452.5)	$(543.5)	$(621.8)	$(830.7)	$(976.6)	$(1,223.0)
Operating lease equipment, net	(2,550.6)	(2,610.6)	(2,670.9)	(2,743.3)	(2,803.1)	(2,837.5)	(2,891.8)	(2,952.9)
Intangible assets	31.9	37.3	42.3	50.0	63.6	73.5	84.1	99.1
Other assets	(20.8)	(64.5)	(67.7)	(106.8)	(117.1)	(140.7)	(167.1)	(197.0)
Total assets	$(2,894.8)	$(3,038.8)	$(3,148.8)	$(3,343.6)	$(3,478.4)	$(3,735.4)	$(3,951.4)	$(4,273.8)
Deposits	$3.5	$5.2	$7.1	$10.1	$14.5	$19.3	$24.4	$30.5
Long-term borrowings	(369.4)	(519.8)	(1,016.3)	(1,327.8)	(2,018.9)	(2,288.6)	(2,436.8)	(2,735.3)
Other liabilities	1.7	4.4	6.5	12.7	25.7	37.3	47.9	79.0
Total liabilities	$(364.2)	$(510.2)	$(1,002.7)	$(1,305.0)	$(1,978.7)	$(2,232.0)	$(2,364.5)	$(2,625.8)

(1) Reflects revised balances from previously reported amounts. See discussion on page 11 and tables in the Appendix.

16

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

	December 31,	September 30,	December 31,
	2012	2012(1)	2011(1)
FINANCING AND LEASING ASSETS
Corporate Finance
Loans	$8,173.0	$7,800.4	$6,862.7
Operating lease equipment, net	23.9	14.6	35.0
Assets held for sale	56.8	110.8	214.0
Financing and leasing assets	8,253.7	7,925.8	7,111.7
Transportation Finance
Loans	1,853.2	1,790.9	1,487.0
Operating lease equipment, net	12,173.6	11,862.1	11,754.2
Assets held for sale	173.6	371.4	84.0
Financing and leasing assets	14,200.4	14,024.4	13,325.2
Trade Finance
Loans - factoring receivables	2,305.3	2,408.3	2,431.4
Vendor Finance
Loans	4,818.7	4,628.0	4,442.0
Operating lease equipment, net	214.2	210.0	217.2
Assets held for sale	414.5	398.1	371.6
Financing and leasing assets	5,447.4	5,236.1	5,030.8
Total commercial financing and leasing assets	30,206.8	29,594.6	27,899.1
Consumer
Loans - student lending	3,694.5	3,752.9	4,680.1
Loans - other	2.9	2.9	2.7
Assets held for sale	1.5	540.8	1,662.7
Financing and leasing assets	3,698.9	4,296.6	6,345.5
Total financing and leasing assets	$33,905.7	$33,891.2	$34,244.6

INVESTMENT SECURITIES
Short-term investments, predominantly U.S. Treasuries	$750.3	$750.1	$937.2
Other debt and equity investments	315.2	266.1	320.6
Total investment securities	$1,065.5	$1,016.2	$1,257.8

OTHER ASSETS
Deposits on commercial aerospace equipment	$615.3	$558.3	$463.7
Deferred costs, including debt related costs	172.2	169.9	124.2
Other counterparty receivables	115.7	138.4	94.1
Executive retirement plan and deferred compensation	109.7	109.4	110.2
Accrued interest and dividends	93.9	106.4	143.8
Tax receivables, other than income taxes	81.7	128.8	57.5
Furniture and fixtures	75.4	79.0	79.5
Prepaid expenses	73.8	79.6	84.3
Other	225.8	356.4	466.2
Total other assets	$1,563.5	$1,726.2	$1,623.5

AVERAGE BALANCES AND RATES
	Quarters Ended
	December 31, 2012		September 30, 2012(1)		December 31, 2011 (1), (2)
Assets	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
Deposits with banks	$6,250.3	0.4%	$6,912.4	0.3%	$6,614.6	0.4%
Investments	1,063.0	0.9%	1,115.3	0.8%	949.7	1.1%
Loans (including held for sale assets)	21,098.6	7.0%	21,033.7	7.4%	22,914.3	8.9%
Total interest earning assets	28,411.9	5.3%	29,061.4	5.4%	30,478.6	6.7%
Operating lease equipment, net (including held for sale assets)	12,619.4	10.2%	12,554.7	9.9%	11,754.0	9.9%
Other	2,677.2		2,677.6		2,930.3
Total average assets	$43,708.5		$44,293.7		$45,162.9
Liabilities
Deposits	$9,270.1	1.8%	$7,977.5	1.9%	$5,639.5	2.4%
Long-term borrowings	22,193.1	5.8%	24,017.8	13.0%	26,777.3	9.8%
Total interest-bearing liabilities	31,463.2	4.7%	31,995.3	10.2%	32,416.8	8.5%
Credit balances of factoring clients	1,261.9		1,190.7		1,180.3
Other	10,983.4		11,107.7		11,565.8
Total average liabilities and equity	$43,708.5		$44,293.7		$45,162.9

	Years Ended
	December 31, 2012		December 31, 2011 (1), (2)
Assets	Average Balance	Rate	Average Balance	Rate
Deposits with banks	$6,612.2	0.3%	$7,032.1	0.3%
Investments	1,320.9	0.8%	1,962.3	0.5%
Loans (including held for sale assets)	21,219.8	7.7%	24,018.7	9.6%
Total interest earning assets	29,152.9	5.6%	33,013.1	7.0%
Operating lease equipment, net (including held for sale assets)	12,438.0	10.1%	11,406.7	9.6%
Other	2,777.6		3,681.3
Total average assets	$44,368.5		$48,101.1
Liabilities
Deposits	$7,707.9	2.0%	$4,796.6	2.3%
Long-term borrowings	24,235.5	11.3%	30,351.5	8.8%
Total interest-bearing liabilities	31,943.4	9.1%	35,148.1	8.0%
Credit balances of factoring clients	1,194.4		1,098.1
Other	11,230.7		11,854.9
Total average liabilities and equity	$44,368.5		$48,101.1

(1) Reflects revised balances from previously reported amounts. See discussion on page 11 and tables in the Appendix.

(2) Certain amounts reported in prior periods have been reclassified to conform with the current period presentation.

17

CIT GROUP INC. AND SUBSIDIARIES
(dollars in millions)

CREDIT METRICS - AFTER FRESH START ACCOUNTING
	Quarters Ended						Years Ended
Gross Charge-offs To Average Finance Receivables	December 31, 2012		September 30, 2012		December 31, 2011		December 31, 2012		December 31, 2011
Corporate Finance	$16.2	0.82%	$10.9	0.57%	$19.0	1.11%	$52.7	0.70%	$239.6	3.31%
Transportation Finance	-	-	2.9	0.67%	5.9	1.65%	11.7	0.69%	6.6	0.48%
Trade Finance	2.0	0.33%	3.2	0.53%	6.5	1.04%	8.6	0.36%	21.1	0.85%
Vendor Finance	15.9	1.36%	18.5	1.63%	17.6	1.61%	67.8	1.49%	97.2	2.16%
Commercial Segments	34.1	0.81%	35.5	0.87%	49.0	1.30%	140.8	0.87%	364.5	2.34%
Consumer	-	-	-	-	1.0	0.06%	1.0	0.02%	4.3	0.06%
Total	$34.1	0.67%	$35.5	0.71%	$50.0	0.92%	$141.8	0.70%	$368.8	1.61%

Net Charge-offs To Average Finance Receivables(1)
Corporate Finance	$14.2	0.72%	$5.0	0.26%	$9.8	0.58%	$32.4	0.43%	$206.1	2.85%
Transportation Finance	-	-	2.9	0.67%	5.9	1.65%	11.7	0.69%	6.5	0.47%
Trade Finance	(1.8)	(0.31)%	-	-	6.1	0.98%	0.8	0.03%	10.2	0.41%
Vendor Finance	5.0	0.43%	10.1	0.88%	1.8	0.16%	28.8	0.63%	39.3	0.87%
Commercial Segments	17.4	0.41%	18.0	0.44%	23.6	0.62%	73.7	0.46%	262.1	1.68%
Consumer	-	-	-	-	0.7	0.04%	0.5	0.01%	3.1	0.04%
Total	$17.4	0.34%	$18.0	0.36%	$24.3	0.45%	$74.2	0.37%	$265.2	1.16%

Non-accruing Loans To Finance Receivables(2)	December 31, 2012		September 30, 2012		December 31, 2011
Corporate Finance	$211.9	2.59%	$255.6	3.28%	$497.9	7.26%
Transportation Finance	40.5	2.18%	55.2	3.08%	45.0	3.03%
Trade Finance	6.0	0.26%	27.2	1.13%	75.3	3.10%
Vendor Finance	71.8	1.49%	73.7	1.59%	82.9	1.87%
Commercial Segments	330.2	1.93%	411.7	2.48%	701.1	4.61%
Consumer	1.6	0.04%	0.3	0.01%	0.9	0.02%
Total	$331.8	1.59%	$412.0	2.02%	$702.0	3.53%

PROVISION AND ALLOWANCE COMPONENTS
	Provision for Credit Losses					Allowance for Loan Losses
	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,		December 31,	September 30,	December 31,
	2012	2012	2011	2012	2011	2012	2012	2011
Specific reserves - commercial impaired loans	$(10.3)	$1.6	$(3.5)	$(9.4)	$(66.7)	$45.2	$55.5	$54.6
Non-specific reserves - commercial	(7.0)	(19.6)	(5.0)	(13.2)	71.2	334.1	342.4	353.2
Net charge-offs - commercial(1)	17.4	18.0	23.6	73.7	262.1	-	-	-
Net charge-offs - consumer(1)	-	-	0.7	0.5	3.1	-	-	-
Totals	$0.1	$-	$15.8	$51.6	$269.7	$379.3	$397.9	$407.8

(1) Net charge-offs do not include recoveries of loans charged off pre-emergence and loans charged off prior to transfer to held for sale recorded in Other Income.

(2) Non-accrual loans include loans held for sale.

18

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT RESULTS
(dollars in millions)

	Corporate	Transportation	Trade	Vendor	Commercial		Corporate
	Finance	Finance	Finance	Finance	Segments	Consumer	and Other	Consolidated
Quarter Ended December 31, 2012
Total interest income	$136.6	$31.6	$14.0	$133.2	$315.4	$36.0	$5.6	$357.0
Total interest expense	(68.6)	(111.8)	(5.8)	(54.2)	(240.4)	(96.8)	(29.4)	(366.6)
Provision for credit losses	1.1	(1.4)	6.8	(6.4)	0.1	(0.2)	-	(0.1)
Rental income on operating leases	2.1	390.6	-	59.3	452.0	-	-	452.0
Other income	84.7	10.9	35.4	20.2	151.2	19.2	1.3	171.7
Depreciation on operating lease equipment	(1.0)	(103.4)	-	(25.9)	(130.3)	-	-	(130.3)
Operating expenses / loss on debt extinguishments	(50.1)	(47.6)	(29.2)	(79.4)	(206.3)	(9.1)	(16.5)	(231.9)
Income (loss) before provision for income taxes	$104.8	$168.9	$21.2	$46.8	$341.7	$(50.9)	$(39.0)	$251.8
Funded new business volume	$1,466.1	$723.8	$-	$867.5	$3,057.4	$-	$-	$3,057.4
Average Earning Assets	$8,033.2	$14,028.7	$996.0	$5,292.3	$28,350.2	$3,994.1	$-	$32,344.3
Average Finance Receivables	$7,937.8	$1,796.2	$2,375.2	$4,679.3	$16,788.5	$3,721.0	$-	$20,509.5
Quarter Ended September 30, 2012(1)
Total interest income	$140.1	$34.1	$15.0	$136.5	$325.7	$44.9	$4.9	$375.5
Total interest expense	(146.9)	(375.1)	(24.1)	(122.7)	(668.8)	(43.0)	(104.2)	(816.0)
Provision for credit losses	22.0	(8.9)	(4.3)	(8.8)	-	-	-	-
Rental income on operating leases	1.7	386.9	-	57.2	445.8	-	-	445.8
Other income	26.3	18.4	39.0	0.9	84.6	1.2	0.9	86.7
Depreciation on operating lease equipment	(1.0)	(106.3)	-	(27.2)	(134.5)	-	-	(134.5)
Operating expenses / loss on debt extinguishments	(65.8)	(43.5)	(28.8)	(83.5)	(221.6)	(10.0)	(20.4)	(252.0)
Income (loss) before provision for income taxes	$(23.6)	$(94.4)	$(3.2)	$(47.6)	$(168.8)	$(6.9)	$(118.8)	$(294.5)
Funded new business volume	$903.4	$562.8	$-	$705.0	$2,171.2	$-	$-	$2,171.2
Average Earning Assets	$7,792.3	$13,920.9	$1,059.9	$5,146.4	$27,919.5	$4,344.5	$-	$32,264.0
Average Finance Receivables	$7,683.0	$1,742.9	$2,368.4	$4,555.2	$16,349.5	$3,821.8	$-	$20,171.3
Quarter Ended December 31, 2011(1)
Total interest income	$206.0	$32.5	$16.5	$168.7	$423.7	$62.3	$5.3	$491.3
Total interest expense	(151.2)	(219.4)	(16.6)	(96.8)	(484.0)	(146.6)	(59.8)	(690.4)
Provision for credit losses	(10.3)	(4.1)	0.5	(1.2)	(15.1)	(0.7)	-	(15.8)
Rental income on operating leases	3.9	366.3	-	57.8	428.0	-	-	428.0
Other income	182.5	(11.1)	35.8	10.3	217.5	(8.7)	(2.8)	206.0
Depreciation on operating lease equipment	(1.5)	(101.7)	-	(33.9)	(137.1)	-	-	(137.1)
Operating expenses / loss on debt extinguishments	(63.3)	(39.8)	(27.6)	(74.9)	(205.6)	(15.7)	10.6	(210.7)
Income (loss) before provision for income taxes	$166.1	$22.7	$8.6	$30.0	$227.4	$(109.4)	$(46.7)	$71.3
Funded new business volume	$921.1	$1,249.1	$-	$716.5	$2,886.7	$-	$-	$2,886.7
Average Earning Assets	$7,226.1	$12,763.1	$1,337.1	$4,968.7	$26,295.0	$7,515.0	$-	$33,810.0
Average Finance Receivables	$6,857.8	$1,422.5	$2,488.4	$4,372.1	$15,140.8	$6,709.8	$-	$21,850.6
Year Ended December 31, 2012
Total interest income	$623.6	$135.2	$57.6	$553.5	$1,369.9	$179.6	$19.6	$1,569.1
Total interest expense	(564.6)	(1,233.5)	(80.0)	(473.6)	(2,351.7)	(231.7)	(314.0)	(2,897.4)
Provision for credit losses	(7.3)	(18.0)	0.9	(26.5)	(50.9)	(0.7)	-	(51.6)
Rental income on operating leases	8.9	1,536.6	-	239.1	1,784.6	-	-	1,784.6
Other income	387.9	56.3	144.0	27.6	615.8	40.3	(3.0)	653.1
Depreciation on operating lease equipment	(4.3)	(419.7)	-	(109.2)	(533.2)	-	-	(533.2)
Operating expenses / loss on debt extinguishments	(244.0)	(179.6)	(118.4)	(318.8)	(860.8)	(39.5)	(79.1)	(979.4)
Income (loss) before provision for income taxes	$200.2	$(122.7)	$4.1	$(107.9)	$(26.3)	$(52.0)	$(376.5)	$(454.8)
Funded new business volume	$4,377.0	$2,216.3	$-	$3,006.9	$9,600.2	$-	$-	$9,600.2
Average Earning Assets	$7,617.2	$13,760.7	$1,087.9	$5,136.0	$27,601.8	$4,920.2	$-	$32,522.0
Average Finance Receivables	$7,510.3	$1,706.4	$2,356.6	$4,540.3	$16,113.6	$4,194.3	$-	$20,307.9
Year Ended December 31, 2011(1)
Total interest income	$923.7	$155.9	$73.3	$788.4	$1,941.3	$266.5	$20.9	$2,228.7
Total interest expense	(706.1)	(885.2)	(90.9)	(505.1)	(2,187.3)	(290.6)	(316.5)	(2,794.4)
Provision for credit losses	(173.3)	(12.8)	(11.2)	(69.3)	(266.6)	(3.1)	-	(269.7)
Rental income on operating leases	18.0	1,375.6	-	273.9	1,667.5	-	-	1,667.5
Other income	546.5	99.1	156.1	154.8	956.5	2.0	(5.7)	952.8
Depreciation on operating lease equipment	(7.8)	(382.2)	-	(185.1)	(575.1)	-	-	(575.1)
Operating expenses / loss on debt extinguishments	(232.7)	(160.2)	(110.4)	(312.8)	(816.1)	(65.4)	(149.9)	(1,031.4)
Income (loss) before provision for income taxes	$368.3	$190.2	$16.9	$144.8	$720.2	$(90.6)	$(451.2)	$178.4
Funded new business volume	$2,702.6	$2,523.6	$-	$2,577.5	$7,803.7	$-	$-	$7,803.7
Average Earning Assets	$7,538.7	$12,341.0	$1,383.9	$5,391.8	$26,655.4	$7,716.2	$-	$34,371.6
Average Finance Receivables	$7,225.9	$1,378.3	$2,486.5	$4,492.0	$15,582.7	$7,331.4	$-	$22,914.1

(1) Reflects revised balances from previously reported amounts. See discussion on page 11 and tables in the Appendix.

19

CIT GROUP INC. AND SUBSIDIARIES

NON-GAAP DISCLOSURES

(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	2012 Quarters Ended				2011 Quarters Ended				Years Ended December 31,
Total Net Revenues(2)	December 31	September 30(1)	June 30(1)	March 31(1)	December 31(1)	September 30(1)	June 30(1)	March 31(1)	2012	2011(1)
Interest income	$357.0	$375.5	$410.3	$426.3	$491.3	$501.3	$598.5	$637.6	$1,569.1	$2,228.7
Rental income on operating leases	452.0	445.8	446.2	440.6	428.0	409.4	420.6	409.5	1,784.6	1,667.5
Finance revenue	809.0	821.3	856.5	866.9	919.3	910.7	1,019.1	1,047.1	3,353.7	3,896.2
Interest expense	(366.6)	(816.0)	(634.2)	(1,080.6)	(690.4)	(602.9)	(805.4)	(695.7)	(2,897.4)	(2,794.4)
Depreciation on operating lease equipment	(130.3)	(134.5)	(130.8)	(137.6)	(137.1)	(124.4)	(153.3)	(160.3)	(533.2)	(575.1)
Net finance revenue	312.1	(129.2)	91.5	(351.3)	91.8	183.4	60.4	191.1	(76.9)	526.7
Other income	171.7	86.7	139.4	255.3	206.0	242.0	233.1	271.7	653.1	952.8
Total net revenues	$483.8	$(42.5)	$230.9	$(96.0)	$297.8	$425.4	$293.5	$462.8	$576.2	$1,479.5

Net Operating Lease Revenues(3)
Rental income on operating leases	$452.0	$445.8	$446.2	$440.6	$428.0	$409.4	$420.6	$409.5	$1,784.6	$1,667.5
Depreciation on operating lease equipment	(130.3)	(134.5)	(130.8)	(137.6)	(137.1)	(124.4)	(153.3)	(160.3)	(533.2)	(575.1)
Net operating lease revenue	$321.7	$311.3	$315.4	$303.0	$290.9	$285.0	$267.3	$249.2	$1,251.4	$1,092.4

	Quarters Ended								Years Ended
Net Finance Revenue as a % of Average Earning Assets(4)	December 31, 2012		September 30, 2012(1)		June 30, 2012(1)		March 31, 2012(1)		December 31, 2012
Net finance revenue	$312.1	3.86%	$(129.2)	(1.60)%	$91.5	1.13%	$(351.3)	(4.25)%	$(76.9)	(0.24)%
FSA impact on net finance revenue	60.7	0.36%	390.7	4.55%	184.1	1.96%	546.3	6.39%	1,181.8	3.33%
Accelerated original issue discount on debt extinguishments related to the TRS facility	(52.6)	(0.59)%	-	-	-	-	-	-	(52.6)	(0.14)%
Adjusted net finance revenue	$320.2	3.63%	$261.5	2.95%	$275.6	3.09%	$195.0	2.14%	$1,052.3	2.95%

	December 31, 2011(1)		September 30, 2011(1)		June 30, 2011(1)		March 31, 2011(1)		December 31, 2011(1)
Net finance revenue	$91.8	1.09%	$183.4	2.18%	$60.4	0.70%	$191.1	2.16%	$526.7	1.53%
FSA impact on net finance revenue	88.2	0.83%	(56.2)	(0.82)%	25.8	0.18%	(83.1)	-1.08%	(25.3)	(0.23)%
Debt related – prepayment costs	9.2	0.10%	20.0	0.21%	50.0	0.52%	35.0	0.35%	114.2	0.30%
Adjusted net finance revenue	$189.2	2.02%	$147.2	1.57%	$136.2	1.40%	$143.0	1.43%	$615.6	1.60%

	2012 Quarters Ended				2011 Quarters Ended				Years Ended December 31,
Impacts of FSA Accretion and Debt-related Transaction Costs on Pre-tax Income (Loss)	December 31	September 30(1)	June 30(1)	March 31(1)	December 31(1)	September 30(1)	June 30(1)	March 31(1)	2012	2011(1)
Pre-tax Income/(Loss) – Reported	$251.8	$(294.5)	$(26.3)	$(385.8)	$71.3	$3.9	$(30.9)	$134.1	$(454.8)	$178.4
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	135.2	453.9	264.9	596.9	152.3	2.4	113.3	11.2	1,450.9	279.2
Accelerated original issue discount on debt extinguishments related to the TRS facility	(52.6)	-	-	-	-	-	-	-	(52.6)	-
Debt Related – Loss (Gain) on Debt Extinguishments	-	16.8	21.5	22.9	(11.8)	146.6	-	-	61.2	134.8
Debt Related – Prepayment Costs	-	-	-	-	9.2	20.0	50.0	35.0	-	114.2
Pre-tax Income (Loss) – Excluding Debt Refinancing Costs	334.4	176.2	260.1	234.0	221.0	172.9	132.4	180.3	1,004.7	706.6
Net FSA Accretion (excluding debt related acceleration)	(118.1)	(66.5)	(119.8)	(60.8)	(87.8)	(85.0)	(117.4)	(124.2)	(365.2)	(414.4)
Pre-tax Income (Loss) – Excluding Debt Refinancing Costs and FSA Net Accretion	$216.3	$109.7	$140.3	$173.2	$133.2	$87.9	$15.0	$56.1	$639.5	$292.2

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Earning Assets(3)	2012	2012(1)	2012(1)	2012(1)	2011(1)	2011(1)	2011(1)	2011(1)
Loans	$20,847.6	$20,383.4	$20,097.9	$20,511.5	$19,905.9	$21,838.2	$22,291.5	$23,814.0
Operating lease equipment, net	12,411.7	12,086.7	11,911.2	11,918.9	12,006.4	11,203.8	10,934.2	11,054.4
Assets held for sale	646.4	1,421.1	1,434.0	1,701.9	2,332.3	1,513.8	1,865.2	1,183.0
Credit balances of factoring clients	(1,256.5)	(1,224.9)	(1,164.1)	(1,109.8)	(1,225.5)	(1,093.5)	(1,075.7)	(1,101.5)
Total earning assets	$32,649.2	$32,666.3	$32,279.0	$33,022.5	$33,019.1	$33,462.3	$34,015.2	$34,949.9
Commercial earning assets	$28,950.3	$28,369.7	$27,821.6	$27,343.6	$26,673.6	$25,892.7	$26,290.3	$27,047.5

Tangible Book Value
Total common stockholders' equity	$8,334.8	$8,108.9	$8,393.8	$8,467.6	$8,883.6	$8,897.7	$8,960.0	$9,015.1
Less: Goodwill	(345.9)	(345.9)	(345.9)	(345.9)	(345.9)	(345.9)	(345.9)	(355.5)
Intangible assets	(31.9)	(37.3)	(42.3)	(50.0)	(63.6)	(73.5)	(84.1)	(99.1)
Tangible book value	$7,957.0	$7,725.7	$8,005.6	$8,071.7	$8,474.1	$8,478.3	$8,530.0	$8,560.5

(1) Reflects revised balances from previously reported amounts. See discussion on page 11 and tables in the Appendix.

(2) Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(3) Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment. Total net operating lease revenues are used by management to monitor portfolio performance.

(4) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund.

20

APPENDIX

REVISED FINANCIAL DATA

APPENDIX	21

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Quarters Ended			Quarters Ended
As Reported	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
Interest income
Interest and fees on loans	$366.1	$401.3	$403.8	$483.2	$494.2	$591.0	$630.4
Interest and dividends on investments	8.0	8.0	7.8	9.2	8.6	8.6	8.4
Total interest income	374.1	409.3	411.6	492.4	502.8	599.6	638.8
Interest expense
Interest on long-term borrowings	(773.7)	(603.9)	(1,043.4)	(653.2)	(574.7)	(781.3)	(674.2)
Interest on deposits	(38.4)	(35.3)	(36.3)	(33.3)	(28.4)	(25.1)	(24.4)
Total interest expense	(812.1)	(639.2)	(1,079.7)	(686.5)	(603.1)	(806.4)	(698.6)
Net interest revenue	(438.0)	(229.9)	(668.1)	(194.1)	(100.3)	(206.8)	(59.8)
Provision for credit losses	-	(8.9)	(42.6)	(15.8)	(47.4)	(84.1)	(122.4)
Net interest revenue, after credit provision	(438.0)	(238.8)	(710.7)	(209.9)	(147.7)	(290.9)	(182.2)
Non-interest income
Rental income on operating leases	444.4	445.5	439.3	427.6	409.0	420.2	408.9
Other income	81.2	144.0	249.4	209.4	242.8	233.4	270.4
Total other income	525.6	589.5	688.7	637.0	651.8	653.6	679.3
Other expenses
Depreciation on operating lease equipment	(134.5)	(130.7)	(137.5)	(137.1)	(124.3)	(153.2)	(160.2)
Operating expenses	(237.5)	(240.2)	(223.3)	(221.4)	(226.4)	(238.5)	(204.9)
(Loss) gain on debt extinguishments	(16.8)	(21.5)	(22.9)	11.8	(146.6)	-	-
Total other expenses	(388.8)	(392.4)	(383.7)	(346.7)	(497.3)	(391.7)	(365.1)
Income (loss) before provision for income taxes	(301.2)	(41.7)	(405.7)	80.4	6.8	(29.0)	132.0
Provision for income taxes	(2.9)	(27.8)	(39.9)	(34.7)	(40.2)	(21.4)	(62.2)
Net (loss) income before attribution of noncontrolling interests	(304.1)	(69.5)	(445.6)	45.7	(33.4)	(50.4)	69.8
Net (income) loss attributable to noncontrolling interests, after tax	(0.8)	(1.2)	(0.9)	(2.1)	0.6	0.7	(4.2)
Net (loss) income	$(304.9)	$(70.7)	$(446.5)	$43.6	$(32.8)	$(49.7)	$65.6
Basic (loss) earnings per common share	$(1.52)	$(0.35)	$(2.22)	$0.22	$(0.16)	$(0.25)	$0.33
Diluted (loss) earnings per common share	$(1.52)	$(0.35)	$(2.22)	$0.22	$(0.16)	$(0.25)	$0.33
Average number of common shares - basic (thousands)	200,917	200,901	200,812	200,729	200,714	200,658	200,605
Average number of common shares - diluted (thousands)	200,917	200,901	200,812	200,740	200,714	200,658	200,933
Corrections
Interest and fees on loans(1)	$1.4	$1.0	$14.7	$(1.1)	$(1.5)	$(1.1)	$(1.2)
Interest on long-term borrowings(2)	(3.9)	5.0	(0.9)	(3.9)	0.2	1.0	2.9
Rental income on operating leases(3)	1.4	0.7	1.3	0.4	0.4	0.4	0.6
Other income(4)	5.5	(4.6)	5.9	(3.4)	(0.8)	(0.3)	1.3
Depreciation on operating lease equipment(3)	-	(0.1)	(0.1)	-	(0.1)	(0.1)	(0.1)
Operating expenses(5)	2.3	13.4	(1.0)	(1.1)	(1.1)	(1.8)	(1.4)
Provision for income taxes(6)	(1.0)	(17.6)	(0.4)	1.8	(3.4)	(3.0)	4.5
Net income (loss)	$5.7	$(2.2)	$19.5	$(7.3)	$(6.3)	$(4.9)	$6.6
As Revised
Interest income
Interest and fees on loans	$367.5	$402.3	$418.5	$482.1	$492.7	$589.9	$629.2
Interest and dividends on investments	8.0	8.0	7.8	9.2	8.6	8.6	8.4
Total interest income	375.5	410.3	426.3	491.3	501.3	598.5	637.6
Interest expense
Interest on long-term borrowings	(777.6)	(598.9)	(1,044.3)	(657.1)	(574.5)	(780.3)	(671.3)
Interest on deposits	(38.4)	(35.3)	(36.3)	(33.3)	(28.4)	(25.1)	(24.4)
Total interest expense	(816.0)	(634.2)	(1,080.6)	(690.4)	(602.9)	(805.4)	(695.7)
Net interest revenue	(440.5)	(223.9)	(654.3)	(199.1)	(101.6)	(206.9)	(58.1)
Provision for credit losses	-	(8.9)	(42.6)	(15.8)	(47.4)	(84.1)	(122.4)
Net interest revenue, after credit provision	(440.5)	(232.8)	(696.9)	(214.9)	(149.0)	(291.0)	(180.5)
Non-interest income
Rental income on operating leases	445.8	446.2	440.6	428.0	409.4	420.6	409.5
Other income	86.7	139.4	255.3	206.0	242.0	233.1	271.7
Total other income	532.5	585.6	695.9	634.0	651.4	653.7	681.2
Other expenses
Depreciation on operating lease equipment	(134.5)	(130.8)	(137.6)	(137.1)	(124.4)	(153.3)	(160.3)
Operating expenses	(235.2)	(226.8)	(224.3)	(222.5)	(227.5)	(240.3)	(206.3)
(Loss) gain on debt extinguishments	(16.8)	(21.5)	(22.9)	11.8	(146.6)	-	-
Total other expenses	(386.5)	(379.1)	(384.8)	(347.8)	(498.5)	(393.6)	(366.6)
Income (loss) before provision for income taxes	(294.5)	(26.3)	(385.8)	71.3	3.9	(30.9)	134.1
Provision for income taxes	(3.9)	(45.4)	(40.3)	(32.9)	(43.6)	(24.4)	(57.7)
Net income (loss) before attribution of noncontrolling interests	(298.4)	(71.7)	(426.1)	38.4	(39.7)	(55.3)	76.4
Net (income) loss attributable to noncontrolling interests, after tax	(0.8)	(1.2)	(0.9)	(2.1)	0.6	0.7	(4.2)
Net income (loss)	$(299.2)	$(72.9)	$(427.0)	$36.3	$(39.1)	$(54.6)	$72.2
Basic income (loss) earnings per common share	$(1.49)	$(0.36)	$(2.13)	$0.18	$(0.19)	$(0.27)	$0.36
Diluted income (loss) earnings per common share	$(1.49)	$(0.36)	$(2.13)	$0.18	$(0.19)	$(0.27)	$0.36
Average number of common shares - basic (thousands)	200,917	200,901	200,812	200,729	200,714	200,658	200,605
Average number of common shares - diluted (thousands)	200,917	200,901	200,812	200,740	200,714	200,658	200,933
Description of corrections

1. Interest and fees on loans have been revised primarily to reflect corrections in the 2012 first quarter that pertain to our Vendor Finance business, primarily in Mexico.

2. Interest on long-term borrowings has been revised primarily to correct the amortization of premiums on certain derivatives entered into to hedge the Company’s foreign currency risk, and to correct the amortization of capitalized debt costs relating to a particular financing structure.

3. Rental income on operating leases and depreciation were revised primarily to reflect corrections to the accounting for an operating lease in our Transportation Finance segment.

4. Other income has been revised to adjust the Company's unsecured counterparty receivable, correcting the accounting treatment for certain limited partnership investments and corrections related to the Mexican portfolio.

5. Operating expenses have been revised primarily relating to a $14 million correction in the 2012 second quarter for the establishment of an indemnification reserve related to pre-emergence asset sales.

6. Provision for income taxes has been revised primarily relating to a $16 million correction in the 2012 second quarter for certain foreign tax accruals relating to Mexico, items arising from tax account reconciliations and the tax impact of recording the aforementioned corrections.

APPENDIX	22

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data)

	Nine Months Ended	Six Months Ended	Year Ended	Nine Months Ended	Six Months Ended
	September 30, 2012	June 30, 2012	December 31, 2011	September 30, 2011	June 30, 2011
As Reported
Interest income
Interest and fees on loans	$1,171.2	$805.1	$2,198.8	$1,715.6	$1,221.4
Interest and dividends on investments	23.8	15.8	34.8	25.6	17.0
Total interest income	1,195.0	820.9	2,233.6	1,741.2	1,238.4
Interest expense
Interest on long-term borrowings	(2,421.0)	(1,647.3)	(2,683.4)	(2,030.2)	(1,455.5)
Interest on deposits	(110.0)	(71.6)	(111.2)	(77.9)	(49.5)
Total interest expense	(2,531.0)	(1,718.9)	(2,794.6)	(2,108.1)	(1,505.0)
Net interest revenue	(1,336.0)	(898.0)	(561.0)	(366.9)	(266.6)
Provision for credit losses	(51.5)	(51.5)	(269.7)	(253.9)	(206.5)
Net interest revenue, after credit provision	(1,387.5)	(949.5)	(830.7)	(620.8)	(473.1)
Non-interest income
Rental income on operating leases	1,329.2	884.8	1,665.7	1,238.1	829.1
Other income	474.6	393.4	956.0	746.6	503.8
Total other income	1,803.8	1,278.2	2,621.7	1,984.7	1,332.9
Other expenses
Depreciation on operating lease equipment	(402.7)	(268.2)	(574.8)	(437.7)	(313.4)
Operating expenses	(701.0)	(463.5)	(891.2)	(669.8)	(443.4)
Loss on debt extinguishments	(61.2)	(44.4)	(134.8)	(146.6)	-
Total other expenses	(1,164.9)	(776.1)	(1,600.8)	(1,254.1)	(756.8)
(Loss) income before provision for income taxes	(748.6)	(447.4)	190.2	109.8	103.0
Provision for income taxes	(70.6)	(67.7)	(158.5)	(123.8)	(83.6)
Net (loss) income before attribution of noncontrolling interests	(819.2)	(515.1)	31.7	(14.0)	19.4
Net (income) loss attributable to noncontrolling interests, after tax	(2.9)	(2.1)	(5.0)	(2.9)	(3.5)
Net (loss) income	$(822.1)	$(517.2)	$26.7	$(16.9)	$15.9
Basic earnings per common share	$(4.09)	$(2.57)	$0.13	$(0.08)	$0.08
Diluted earnings per common share	$(4.09)	$(2.57)	$0.13	$(0.08)	$0.08
Average number of common shares - basic (thousands)	200,877	200,857	200,678	200,659	200,631
Average number of common shares - diluted (thousands)	200,877	200,857	200,815	200,659	200,893
Corrections
Interest and fees on loans(1)	$17.1	$15.7	$(4.9)	$(3.8)	$(2.3)
Interest on long-term borrowings(2)	0.2	4.1	0.2	4.1	3.9
Rental income on operating leases(3)	3.4	2.0	1.8	1.4	1.0
Other income(4)	6.8	1.3	(3.2)	0.2	1.0
Depreciation on operating lease equipment(3)	(0.2)	(0.2)	(0.3)	(0.3)	(0.2)
Operating expenses(5)	14.7	12.4	(5.4)	(4.3)	(3.2)
Provision for income taxes(6)	(19.0)	(18.0)	(0.1)	(1.9)	1.5
Net income (loss)	$23.0	$17.3	$(11.9)	$(4.6)	$1.7
As Revised
Interest income
Interest and fees on loans	$1,188.3	$820.8	$2,193.9	$1,711.8	$1,219.1
Interest and dividends on investments	23.8	15.8	34.8	25.6	17.0
Total interest income	1,212.1	836.6	2,228.7	1,737.4	1,236.1
Interest expense
Interest on long-term borrowings	(2,420.8)	(1,643.2)	(2,683.2)	(2,026.1)	(1,451.6)
Interest on deposits	(110.0)	(71.6)	(111.2)	(77.9)	(49.5)
Total interest expense	(2,530.8)	(1,714.8)	(2,794.4)	(2,104.0)	(1,501.1)
Net interest revenue	(1,318.7)	(878.2)	(565.7)	(366.6)	(265.0)
Provision for credit losses	(51.5)	(51.5)	(269.7)	(253.9)	(206.5)
Net interest revenue, after credit provision	(1,370.2)	(929.7)	(835.4)	(620.5)	(471.5)
Non-interest income
Rental income on operating leases	1,332.6	886.8	1,667.5	1,239.5	830.1
Other income	481.4	394.7	952.8	746.8	504.8
Total other income	1,814.0	1,281.5	2,620.3	1,986.3	1,334.9
Other expenses
Depreciation on operating lease equipment	(402.9)	(268.4)	(575.1)	(438.0)	(313.6)
Operating expenses	(686.3)	(451.1)	(896.6)	(674.1)	(446.6)
Loss on debt extinguishments	(61.2)	(44.4)	(134.8)	(146.6)	-
Total other expenses	(1,150.4)	(763.9)	(1,606.5)	(1,258.7)	(760.2)
Income (loss) before provision for income taxes	(706.6)	(412.1)	178.4	107.1	103.2
Provision for income taxes	(89.6)	(85.7)	(158.6)	(125.7)	(82.1)
Net income (loss) before attribution of noncontrolling interests	(796.2)	(497.8)	19.8	(18.6)	21.1
Net (income) loss attributable to noncontrolling interests, after tax	(2.9)	(2.1)	(5.0)	(2.9)	(3.5)
Net income (loss)	$(799.1)	$(499.9)	$14.8	$(21.5)	$17.6
Basic (loss) earnings per common share	$(3.98)	$(2.49)	$0.07	$(0.11)	$0.09
Diluted (loss) earnings per common share	$(3.98)	$(2.49)	$0.07	$(0.11)	$0.09
Average number of common shares - basic (thousands)	200,877	200,857	200,678	200,659	200,631
Average number of common shares - diluted (thousands)	200,877	200,857	200,815	200,659	200,893
Description of corrections

(1) - (6) See prior page for description of corrections.

APPENDIX	23

CIT GROUP INC. AND SUBSIDIARIES
REVISED UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except per share data)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
As Reported
Assets
Total cash and deposits	$6,455.5	$6,093.2	$6,336.1	$7,435.6	$6,889.5	$7,361.4	$5,718.9	$11,204.2
Investment securities	1,004.6	1,184.3	1,334.2	1,250.6	772.2	3,032.4	6,466.8	378.3
Trading assets at fair value - derivatives	29.3	36.2	20.9	42.8	77.3	13.6	16.4	33.6
Assets held for sale	1,421.1	1,434.0	1,701.9	2,332.3	1,513.8	1,865.2	1,183.0	1,226.1
Loans	20,383.4	20,100.5	20,490.6	19,885.5	21,817.4	22,271.9	23,794.4	24,628.6
Allowance for loan losses	(397.9)	(414.2)	(420.0)	(407.8)	(414.5)	(424.0)	(402.5)	(416.2)
Operating lease equipment, net	12,072.0	11,896.4	11,904.0	11,991.6	11,188.8	10,919.1	11,039.2	11,139.8
Goodwill	330.8	330.8	330.8	330.8	330.8	330.8	340.4	340.4
Intangible assets, net	37.3	42.3	50.0	63.6	73.5	84.1	99.1	119.2
Unsecured counterparty receivable	592.9	638.2	700.1	733.5	525.4	522.2	512.3	532.3
Other assets	1,651.9	1,454.3	1,694.4	1,568.2	1,847.3	2,200.0	2,318.3	2,233.4
Total assets	$43,580.9	$42,796.0	$44,143.0	$45,226.7	$44,621.5	$48,176.7	$51,086.3	$51,419.7
Liabilities
Deposits	$8,709.3	$7,163.6	$6,814.7	$6,193.7	$4,958.5	$4,428.1	$4,288.2	$4,536.2
Trading liabilities at fair value - derivatives	81.9	54.8	86.7	66.2	93.5	230.6	205.4	126.3
Credit balances of factoring clients	1,224.9	1,164.1	1,109.8	1,225.5	1,093.5	1,075.7	1,101.5	935.3
Other liabilities	2,567.4	2,494.2	2,574.4	2,562.2	2,532.8	2,553.8	2,754.4	2,872.2
Total long-term borrowings	22,906.5	23,534.3	25,101.1	26,288.1	27,050.1	30,940.2	33,735.7	34,028.9
Total liabilities	35,490.0	34,411.0	35,686.7	36,335.7	35,728.4	39,228.4	42,085.2	42,498.9
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Paid-in capital	8,491.0	8,481.5	8,471.7	8,459.3	8,453.8	8,447.4	8,440.4	8,434.1
(Accumulated deficit) retained earnings	(290.0)	14.9	85.6	532.1	488.5	521.3	571.0	505.4
Accumulated other comprehensive (loss) income	(100.3)	(101.0)	(89.6)	(92.1)	(39.4)	(12.3)	(4.1)	(9.6)
Treasury stock, at cost	(16.7)	(16.5)	(16.5)	(12.8)	(12.5)	(11.5)	(9.9)	(8.8)
Total common stockholders' equity	8,086.0	8,380.9	8,453.2	8,888.5	8,892.4	8,946.9	8,999.4	8,923.1
Noncontrolling interests	4.9	4.1	3.1	2.5	0.7	1.4	1.7	(2.3)
Total equity	8,090.9	8,385.0	8,456.3	8,891.0	8,893.1	8,948.3	9,001.1	8,920.8
Total liabilities and equity	$43,580.9	$42,796.0	$44,143.0	$45,226.7	$44,621.5	$48,176.7	$51,086.3	$51,419.7
Book Value Per Common Share
Book value per common share	$40.26	$41.73	$42.09	$44.30	$44.32	$44.61	$44.88	$44.61
Tangible book value per common share	$38.43	$39.87	$40.20	$42.33	$42.31	$42.54	$42.69	$42.31
Corrections
Assets
Total cash and deposits	$-	$1.1	$1.1	$1.2	$1.1	$1.2	$1.2	$1.2
Investment securities(1)	11.6	9.8	8.8	7.2	7.2	8.7	7.7	5.6
Loans(2)	-	(2.6)	20.9	20.4	20.8	19.6	19.6	19.8
Operating lease equipment, net(3)	14.7	14.8	14.9	14.8	15.0	15.1	15.1	15.1
Goodwill(4)	15.1	15.1	15.1	15.1	15.1	15.1	15.2	15.2
Unsecured counterparty receivable	(8.5)	(8.4)	(2.7)	(4.0)	(1.7)	(1.7)	(1.6)	(1.3)
Other assets(5)	74.3	68.4	61.1	55.3	49.3	40.6	33.5	25.3
Total assets	$107.2	$98.2	$119.2	$110.0	$106.8	$98.6	$90.7	$80.9
Liabilities
Other liabilities(6)	$65.3	$66.1	$85.3	$95.3	$81.7	$65.5	$54.9	$54.5
Total long-term borrowings(3)	19.0	19.2	19.5	19.6	19.8	20.0	20.1	20.4
Total liabilities	84.3	85.3	104.8	114.9	101.5	85.5	75.0	74.9
Stockholders' equity
(Accumulated deficit retained earnings(7)	8.6	2.9	5.1	(14.4)	(7.1)	(0.8)	4.1	(2.5)
Accumulated other comprehensive (loss) income(5)	14.3	10.0	9.3	9.5	12.4	13.9	11.6	8.5
Total common stockholders' equity	22.9	12.9	14.4	(4.9)	5.3	13.1	15.7	6.0
Total liabilities and equity	$107.2	$98.2	$119.2	$110.0	$106.8	$98.6	$90.7	$80.9
Book Value Per Common Share
Book value per common share	$0.11	$0.06	$0.08	$(0.03)	$0.03	$0.06	$0.08	$0.03
Tangible book value per common share	$0.04	$(0.01)	$(0.01)	$(0.10)	$(0.05)	$(0.01)	$-	$(0.05)
As Revised
Assets
Total cash and deposits	$6,455.5	$6,094.3	$6,337.2	$7,436.8	$6,890.6	$7,362.6	$5,720.1	$11,205.4
Investment securities	1,016.2	1,194.1	1,343.0	1,257.8	779.4	3,041.1	6,474.5	383.9
Trading assets at fair value - derivatives	29.3	36.2	20.9	42.8	77.3	13.6	16.4	33.6
Assets held for sale	1,421.1	1,434.0	1,701.9	2,332.3	1,513.8	1,865.2	1,183.0	1,226.1
Loans	20,383.4	20,097.9	20,511.5	19,905.9	21,838.2	22,291.5	23,814.0	24,648.4
Allowance for loan losses	(397.9)	(414.2)	(420.0)	(407.8)	(414.5)	(424.0)	(402.5)	(416.2)
Operating lease equipment, net	12,086.7	11,911.2	11,918.9	12,006.4	11,203.8	10,934.2	11,054.4	11,155.0
Goodwill	345.9	345.9	345.9	345.9	345.9	345.9	355.5	355.5
Intangible assets, net	37.3	42.3	50.0	63.6	73.5	84.1	99.1	119.2
Unsecured counterparty receivable	584.4	629.8	697.4	729.5	523.7	520.5	510.7	531.0
Other assets	1,726.2	1,522.7	1,755.5	1,623.5	1,896.6	2,240.6	2,351.8	2,258.7
Total assets	$43,688.1	$42,894.2	$44,262.2	$45,336.7	$44,728.3	$48,275.3	$51,177.0	$51,500.6
Liabilities
Deposits	$8,709.3	$7,163.6	$6,814.7	$6,193.7	$4,958.5	$4,428.1	$4,288.2	$4,536.2
Trading liabilities at fair value - derivatives	81.9	54.8	86.7	66.2	93.5	230.6	205.4	126.3
Credit balances of factoring clients	1,224.9	1,164.1	1,109.8	1,225.5	1,093.5	1,075.7	1,101.5	935.3
Other liabilities	2,632.7	2,560.3	2,659.7	2,657.5	2,614.5	2,619.3	2,809.3	2,926.7
Total long-term borrowings	22,925.5	23,553.5	25,120.6	26,307.7	27,069.9	30,960.2	33,755.8	34,049.3
Total liabilities	35,574.3	34,496.3	35,791.5	36,450.6	35,829.9	39,313.9	42,160.2	42,573.8
Stockholders' equity
Common stock	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Paid-in capital	8,491.0	8,481.5	8,471.7	8,459.3	8,453.8	8,447.4	8,440.4	8,434.1
(Accumulated deficit) retained earnings	(281.4)	17.8	90.7	517.7	481.4	520.5	575.1	502.9
Accumulated other comprehensive (loss) income	(86.0)	(91.0)	(80.3)	(82.6)	(27.0)	1.6	7.5	(1.1)
Treasury stock, at cost	(16.7)	(16.5)	(16.5)	(12.8)	(12.5)	(11.5)	(9.9)	(8.8)
Total common stockholders' equity	8,108.9	8,393.8	8,467.6	8,883.6	8,897.7	8,960.0	9,015.1	8,929.1
Noncontrolling interests	4.9	4.1	3.1	2.5	0.7	1.4	1.7	(2.3)
Total equity	8,113.8	8,397.9	8,470.7	8,886.1	8,898.4	8,961.4	9,016.8	8,926.8
Total liabilities and equity	$43,688.1	$42,894.2	$44,262.2	$45,336.7	$44,728.3	$48,275.3	$51,177.0	$51,500.6
Book Value Per Common Share
Book value per common share	$40.37	$41.79	$42.17	$44.27	$44.35	$44.67	$44.96	$44.64
Tangible book value per common share	$38.47	$39.86	$40.19	$42.23	$42.26	$42.53	$42.69	$42.26
Description of corrections

1. Investment securities has been revised primarily to correct the accounting treatment for certain limited partnership investments.

2. Loans were revised to correct the accrual of certain loan origination costs not originally recognized.

3. Operating lease, net and long term borrowings were revised to reflect corrections to the accounting for an operating lease and related borrowings in our Transportation Finance segment.

4. Revisions to Goodwill correspond to the recording of corrections that impacted pre December 2009 results. As required by Fresh Start Accounting, stockholders’ equity was stated at fair value at December 31, 2009 therefore the net effect of the aforementioned corrections was an adjustment to Goodwill.

5. Other assets and accumulated other comprehensive (loss) income were revised primarily to correct the amortization of premiums on certain derivatives entered into to hedge the Company’s foreign currency risk.

6. Other liabilities were revised primarily to correct the amortization of premiums on derivative hedges, reflect corrections in the first quarter of 2012 that pertain to our Vendor Finance business, primarily in Mexico, establish an indemnification reserve related to pre-emergence asset sales, and correct certain tax account reconciliation items.

7. Accumulated earnings changed due to the adjustments to net income.

APPENDIX	24

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Quarter Ended September 30, 2012			Quarter Ended June 30, 2012			Quarter Ended March 31, 2012
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance
Total interest income	$140.1	$-	$140.1	$171.1	$-	$171.1	$175.8	$-	$175.8
Total interest expense	(146.9)	-	(146.9)	(130.9)	-	(130.9)	(218.2)	-	(218.2)
Provision for credit losses	22.0	-	22.0	(7.7)	-	(7.7)	(22.7)	-	(22.7)
Rental income on operating leases	1.7	-	1.7	2.3	-	2.3	2.8	-	2.8
Other income	24.6	1.7	26.3	76.7	(3.3)	73.4	201.0	2.5	203.5
Depreciation on operating lease equipment	(1.0)	-	(1.0)	(1.2)	-	(1.2)	(1.1)	-	(1.1)
Operating expenses	(65.8)	-	(65.8)	(60.8)	-	(60.8)	(67.3)	-	(67.3)
Income (loss) before provision for income taxes	$(25.3)	$1.7	$(23.6)	$49.5	$(3.3)	$46.2	$70.3	$2.5	$72.8
Transportation Finance
Total interest income	$34.1	$-	$34.1	$35.5	$-	$35.5	$34.0	$-	$34.0
Total interest expense	(374.7)	(0.4)	(375.1)	(288.4)	1.8	(286.6)	(458.9)	(1.1)	(460.0)
Provision for credit losses	(8.9)	-	(8.9)	(0.1)	-	(0.1)	(7.6)	-	(7.6)
Rental income on operating leases	386.2	0.7	386.9	382.9	0.8	383.7	374.7	0.7	375.4
Other income	18.4	-	18.4	14.5	(1.0)	13.5	13.3	0.2	13.5
Depreciation on operating lease equipment	(106.3)	-	(106.3)	(101.9)	(0.1)	(102.0)	(107.9)	(0.1)	(108.0)
Operating expenses	(43.5)	-	(43.5)	(42.7)	-	(42.7)	(45.8)	-	(45.8)
Income (loss) before provision for income taxes	$(94.7)	$0.3	$(94.4)	$(0.2)	$1.5	$1.3	$(198.2)	$(0.3)	$(198.5)
Trade Finance
Total interest income	$15.0	$-	$15.0	$14.1	$-	$14.1	$14.5	$-	$14.5
Total interest expense	(24.1)	-	(24.1)	(17.7)	-	(17.7)	(32.4)	-	(32.4)
Provision for credit losses	(4.3)	-	(4.3)	2.2	-	2.2	(3.8)	-	(3.8)
Other income	39.0	-	39.0	33.3	-	33.3	36.3	-	36.3
Operating expenses	(28.8)	-	(28.8)	(28.8)	-	(28.8)	(31.6)	-	(31.6)
Income (loss) before provision for income taxes	$(3.2)	$-	$(3.2)	$3.1	$-	$3.1	$(17.0)	$-	$(17.0)
Vendor Finance
Total interest income	$135.1	$1.4	$136.5	$135.6	$1.0	$136.6	$132.5	$14.7	$147.2
Total interest expense	(122.7)	-	(122.7)	(110.7)	-	(110.7)	(186.0)	-	(186.0)
Provision for credit losses	(8.8)	-	(8.8)	(3.1)	-	(3.1)	(8.2)	-	(8.2)
Rental income on operating leases	56.5	0.7	57.2	60.3	(0.1)	60.2	61.8	0.6	62.4
Other income	(2.9)	3.8	0.9	7.6	0.1	7.7	(4.4)	3.2	(1.2)
Depreciation on operating lease equipment	(27.2)	-	(27.2)	(27.6)	-	(27.6)	(28.5)	-	(28.5)
Operating expenses	(87.0)	3.5	(83.5)	(74.2)	(0.7)	(74.9)	(80.3)	(0.7)	(81.0)
Income (loss) before provision for income taxes	$(57.0)	$9.4	$(47.6)	$(12.1)	$0.3	$(11.8)	$(113.1)	$17.8	$(95.3)
Consumer
Total interest income	$44.9	$-	$44.9	$48.5	$-	$48.5	$50.2	$-	$50.2
Total interest expense	(43.0)	-	(43.0)	(26.4)	-	(26.4)	(65.5)	-	(65.5)
Provision for credit losses	-	-	-	(0.2)	-	(0.2)	(0.3)	-	(0.3)
Other income	1.2	-	1.2	17.9	(0.4)	17.5	2.3	0.1	2.4
Operating expenses	(10.0)	-	(10.0)	(9.5)	-	(9.5)	(10.9)	-	(10.9)
Income (loss) before provision for income taxes	$(6.9)	$-	$(6.9)	$30.3	$(0.4)	$29.9	$(24.2)	$0.1	$(24.1)
Corporate and Other
Total interest income	$4.9	$-	$4.9	$4.5	$-	$4.5	$4.6	$-	$4.6
Total interest expense	(100.7)	(3.5)	(104.2)	(65.1)	3.2	(61.9)	(118.7)	0.2	(118.5)
Other income	0.9	-	0.9	(6.0)	-	(6.0)	0.9	(0.1)	0.8
Operating expenses / loss on debt extinguishments	(19.2)	(1.2)	(20.4)	(45.7)	14.1	(31.6)	(10.3)	(0.3)	(10.6)
Income (loss) before provision for income taxes	$(114.1)	$(4.7)	$(118.8)	$(112.3)	$17.3	$(95.0)	$(123.5)	$(0.2)	$(123.7)

(1) See Revised Unaudited Consolidated Statements of Operations for corrections descriptions.

APPENDIX	25

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Nine Months Ended September 30, 2012			Six Months Ended June 30, 2012
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance
Total interest income	$487.0	$-	$487.0	$346.9	$-	$346.9
Total interest expense	(496.0)	-	(496.0)	(349.1)	-	(349.1)
Provision for credit losses	(8.4)	-	(8.4)	(30.4)	-	(30.4)
Rental income on operating leases	6.8	-	6.8	5.1	-	5.1
Other income	302.3	0.9	303.2	277.7	(0.8)	276.9
Depreciation on operating lease equipment	(3.3)	-	(3.3)	(2.3)	-	(2.3)
Other expenses	(193.9)	-	(193.9)	(128.1)	-	(128.1)
Income (loss) before provision for income taxes	$94.5	$0.9	$95.4	$119.8	$(0.8)	$119.0
Transportation Finance
Total interest income	$103.6	$-	$103.6	$69.5	$-	$69.5
Total interest expense	(1,122.0)	0.3	(1,121.7)	(747.3)	0.7	(746.6)
Provision for credit losses	(16.6)	-	(16.6)	(7.7)	-	(7.7)
Rental income on operating leases	1,143.8	2.2	1,146.0	757.6	1.5	759.1
Other income	46.2	(0.8)	45.4	27.8	(0.8)	27.0
Depreciation on operating lease equipment	(316.1)	(0.2)	(316.3)	(209.8)	(0.2)	(210.0)
Other expenses	(132.0)	-	(132.0)	(88.5)	-	(88.5)
Income (loss) before provision for income taxes	$(293.1)	$1.5	$(291.6)	$(198.4)	$1.2	$(197.2)
Trade Finance
Total interest income	$43.6	$-	$43.6	$28.6	$-	$28.6
Total interest expense	(74.2)	-	(74.2)	(50.1)	-	(50.1)
Provision for credit losses	(5.9)	-	(5.9)	(1.6)	-	(1.6)
Other income	108.6	-	108.6	69.6	-	69.6
Other expenses	(89.2)	-	(89.2)	(60.4)	-	(60.4)
Loss before provision for income taxes	$(17.1)	$-	$(17.1)	$(13.9)	$-	$(13.9)
Vendor Finance
Total interest income	$403.2	$17.1	$420.3	$268.1	$15.7	$283.8
Total interest expense	(419.4)	-	(419.4)	(296.7)	-	(296.7)
Provision for credit losses	(20.1)	-	(20.1)	(11.3)	-	(11.3)
Rental income on operating leases	178.6	1.2	179.8	122.1	0.5	122.6
Other income	0.3	7.1	7.4	3.2	3.3	6.5
Depreciation on operating lease equipment	(83.3)	-	(83.3)	(56.1)	-	(56.1)
Other expenses	(241.5)	2.1	(239.4)	(154.5)	(1.4)	(155.9)
Income (loss) before provision for income taxes	$(182.2)	$27.5	$(154.7)	$(125.2)	$18.1	$(107.1)
Consumer
Total interest income	$143.6	$-	$143.6	$98.7	$-	$98.7
Total interest expense	(134.9)	-	(134.9)	(91.9)	-	(91.9)
Provision for credit losses	(0.5)	-	(0.5)	(0.5)	-	(0.5)
Other income	21.4	(0.3)	21.1	20.2	(0.3)	19.9
Other expenses	(30.4)	-	(30.4)	(20.4)	-	(20.4)
Income (loss) before provision for income taxes	$(0.8)	$(0.3)	$(1.1)	$6.1	$(0.3)	$5.8
Corporate and Other
Total interest income	$14.0	$-	$14.0	$9.1	$-	$9.1
Total interest expense	(284.5)	(0.1)	(284.6)	(183.8)	3.4	(180.4)
Other income	(4.2)	(0.1)	(4.3)	(5.1)	(0.1)	(5.2)
Operating expenses / loss on debt extinguishments	(75.2)	12.6	(62.6)	(56.0)	13.8	(42.2)
Income (loss) before provision for income taxes	$(349.9)	$12.4	$(337.5)	$(235.8)	$17.1	$(218.7)

(1) See Revised Unaudited Consolidated Statements of Operations for corrections descriptions.

APPENDIX	26

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Quarter Ended December 31, 2011			Quarter Ended September 30, 2011			Quarter Ended June 30, 2011			Quarter Ended March 31, 2011
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance
Total interest income	$206.0	$-	$206.0	$189.0	$-	$189.0	$252.9	$-	$252.9	$275.8	$-	$275.8
Total interest expense	(151.2)	-	(151.2)	(165.7)	-	(165.7)	(200.7)	-	(200.7)	(188.5)	-	(188.5)
Provision for credit losses	(10.3)	-	(10.3)	(37.7)	-	(37.7)	(60.8)	-	(60.8)	(64.5)	-	(64.5)
Rental income on operating leases	3.9	-	3.9	4.1	-	4.1	6.3	-	6.3	3.7	-	3.7
Other income	184.3	(1.8)	182.5	93.1	(1.3)	91.8	114.2	0.8	115.0	155.3	1.9	157.2
Depreciation on operating lease equipment	(1.5)	-	(1.5)	(1.7)	-	(1.7)	(2.2)	-	(2.2)	(2.4)	-	(2.4)
Operating expenses	(63.3)	-	(63.3)	(51.5)	-	(51.5)	(63.2)	-	(63.2)	(54.7)	-	(54.7)
Income (loss) before provision for income taxes	$167.9	$(1.8)	$166.1	$29.6	$(1.3)	$28.3	$46.5	$0.8	$47.3	$124.7	$1.9	$126.6
Transportation Finance
Total interest income	$32.5	$-	$32.5	$37.3	$-	$37.3	$43.5	$-	$43.5	$42.6	$-	$42.6
Total interest expense	(218.3)	(1.1)	(219.4)	(202.3)	(0.7)	(203.0)	(250.8)	(0.7)	(251.5)	(210.5)	(0.8)	(211.3)
Provision for credit losses	(4.1)	-	(4.1)	(2.2)	-	(2.2)	(4.7)	-	(4.7)	(1.8)	-	(1.8)
Rental income on operating leases	365.6	0.7	366.3	342.2	0.7	342.9	340.0	0.7	340.7	325.0	0.7	325.7
Other income	(10.7)	(0.4)	(11.1)	57.0	0.1	57.1	29.1	-	29.1	24.0	-	24.0
Depreciation on operating lease equipment	(101.7)	-	(101.7)	(90.7)	(0.1)	(90.8)	(93.0)	(0.1)	(93.1)	(96.5)	(0.1)	(96.6)
Operating expenses	(39.8)	-	(39.8)	(43.3)	-	(43.3)	(37.4)	-	(37.4)	(39.7)	-	(39.7)
Income (loss) before provision for income taxes	$23.5	$(0.8)	$22.7	$98.0	$-	$98.0	$26.7	$(0.1)	$26.6	$43.1	$(0.2)	$42.9
Trade Finance
Total interest income	$16.5	$-	$16.5	$21.8	$-	$21.8	$17.9	$-	$17.9	$17.1	$-	$17.1
Total interest expense	(16.6)	-	(16.6)	(19.1)	-	(19.1)	(29.5)	-	(29.5)	(25.7)	-	(25.7)
Provision for credit losses	0.5	-	0.5	(4.4)	-	(4.4)	(4.0)	-	(4.0)	(3.3)	-	(3.3)
Other income	35.8	-	35.8	40.9	-	40.9	42.7	-	42.7	36.7	-	36.7
Operating expenses	(27.6)	-	(27.6)	(28.6)	-	(28.6)	(26.4)	-	(26.4)	(27.8)	-	(27.8)
Income (loss) before provision for income taxes	$8.6	$-	$8.6	$10.6	$-	$10.6	$0.7	$-	$0.7	$(3.0)	$-	$(3.0)
Vendor Finance
Total interest income	$169.8	$(1.1)	$168.7	$185.2	$(1.5)	$183.7	$211.6	$(1.1)	$210.5	$226.7	$(1.2)	$225.5
Total interest expense	(96.7)	(0.1)	(96.8)	(109.9)	-	(109.9)	(157.5)	-	(157.5)	(141.0)	0.1	(140.9)
Provision for credit losses	(1.2)	-	(1.2)	(2.5)	-	(2.5)	(13.7)	-	(13.7)	(51.9)	-	(51.9)
Rental income on operating leases	58.1	(0.3)	57.8	62.7	(0.3)	62.4	73.9	(0.3)	73.6	80.2	(0.1)	80.1
Other income	11.3	(1.0)	10.3	60.1	0.4	60.5	52.5	(1.1)	51.4	33.2	(0.6)	32.6
Depreciation on operating lease equipment	(33.9)	-	(33.9)	(31.9)	-	(31.9)	(58.0)	-	(58.0)	(61.3)	-	(61.3)
Operating expenses	(74.1)	(0.8)	(74.9)	(78.3)	(0.8)	(79.1)	(80.0)	(1.5)	(81.5)	(76.0)	(1.3)	(77.3)
Income (loss) before provision for income taxes	$33.3	$(3.3)	$30.0	$85.4	$(2.2)	$83.2	$28.8	$(4.0)	$24.8	$9.9	$(3.1)	$6.8
Consumer
Total interest income	$62.3	$-	$62.3	$64.5	$-	$64.5	$68.9	$-	$68.9	$70.8	$-	$70.8
Total interest expense	(146.6)	-	(146.6)	(42.3)	-	(42.3)	(48.7)	-	(48.7)	(53.0)	-	(53.0)
Provision for credit losses	(0.7)	-	(0.7)	(0.6)	-	(0.6)	(0.9)	-	(0.9)	(0.9)	-	(0.9)
Other income	(8.6)	(0.1)	(8.7)	4.9	-	4.9	2.9	-	2.9	2.9	-	2.9
Operating expenses	(15.7)	-	(15.7)	(16.8)	-	(16.8)	(15.5)	-	(15.5)	(17.4)	-	(17.4)
Income (loss) before provision for income taxes	$(109.3)	$(0.1)	$(109.4)	$9.7	$-	$9.7	$6.7	$-	$6.7	$2.4	$-	$2.4
Corporate and Other
Total interest income	$5.3	$-	$5.3	$5.0	$-	$5.0	$4.8	$-	$4.8	$5.8	$-	$5.8
Total interest expense	(57.1)	(2.7)	(59.8)	(63.8)	0.9	(62.9)	(119.2)	1.7	(117.5)	(79.9)	3.6	(76.3)
Other income	(2.7)	(0.1)	(2.8)	(13.2)	-	(13.2)	(8.0)	-	(8.0)	18.3	-	18.3
Operating expenses / loss on debt extinguishments	10.9	(0.3)	10.6	(154.5)	(0.3)	(154.8)	(16.0)	(0.3)	(16.3)	10.7	(0.1)	10.6
Income (loss) before provision for income taxes	$(43.6)	$(3.1)	$(46.7)	$(226.5)	$0.6	$(225.9)	$(138.4)	$1.4	$(137.0)	$(45.1)	$3.5	$(41.6)

(1) See Revised Unaudited Consolidated Statements of Operations for corrections descriptions.

APPENDIX	27

CIT GROUP INC. AND SUBSIDIARIES
REVISED SEGMENT RESULTS
(dollars in millions)

	Year Ended December 31, 2011			Nine Months Ended September 30, 2011			Six Months Ended June 30, 2011
	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised	As Reported	Corrections(1)	As Revised
Corporate Finance
Total interest income	$923.7	$-	$923.7	$717.7	$-	$717.7	$528.7	$-	$528.7
Total interest expense	(706.1)	-	(706.1)	(554.9)	-	(554.9)	(389.2)	-	(389.2)
Provision for credit losses	(173.3)	-	(173.3)	(163.0)	-	(163.0)	(125.3)	-	(125.3)
Rental income on operating leases	18.0	-	18.0	14.1	-	14.1	10.0	-	10.0
Other income	546.9	(0.4)	546.5	362.6	1.4	364.0	269.5	2.7	272.2
Depreciation on operating lease equipment	(7.8)	-	(7.8)	(6.3)	-	(6.3)	(4.6)	-	(4.6)
Operating expenses	(232.7)	-	(232.7)	(169.4)	-	(169.4)	(117.9)	-	(117.9)
Income (loss) before provision for income taxes	$368.7	$(0.4)	$368.3	$200.8	$1.4	$202.2	$171.2	$2.7	$173.9
Transportation Finance
Total interest income	$155.9	$-	$155.9	$123.4	$-	$123.4	$86.1	$-	$86.1
Total interest expense	(881.9)	(3.3)	(885.2)	(663.6)	(2.2)	(665.8)	(461.3)	(1.5)	(462.8)
Provision for credit losses	(12.8)	-	(12.8)	(8.7)	-	(8.7)	(6.5)	-	(6.5)
Rental income on operating leases	1,372.8	2.8	1,375.6	1,007.2	2.1	1,009.3	665.0	1.4	666.4
Other income	99.4	(0.3)	99.1	110.1	0.1	110.2	53.1	-	53.1
Depreciation on operating lease equipment	(381.9)	(0.3)	(382.2)	(280.2)	(0.3)	(280.5)	(189.5)	(0.2)	(189.7)
Operating expenses	(160.2)	-	(160.2)	(120.4)	-	(120.4)	(77.1)	-	(77.1)
Income before provision for income taxes	$191.3	$(1.1)	$190.2	$167.8	$(0.3)	$167.5	$69.8	$(0.3)	$69.5
Trade Finance
Total interest income	$73.3	$-	$73.3	$56.8	$-	$56.8	$35.0	$-	$35.0
Total interest expense	(90.9)	-	(90.9)	(74.3)	-	(74.3)	(55.2)	-	(55.2)
Provision for credit losses	(11.2)	-	(11.2)	(11.7)	-	(11.7)	(7.3)	-	(7.3)
Other income	156.1	-	156.1	120.3	-	120.3	79.4	-	79.4
Operating expenses	(110.4)	-	(110.4)	(82.8)	-	(82.8)	(54.2)	-	(54.2)
Loss before provision for income taxes	$16.9	$-	$16.9	$8.3	$-	$8.3	$(2.3)	$-	$(2.3)
Vendor Finance
Total interest income	$793.3	$(4.9)	$788.4	$623.5	$(3.8)	$619.7	$438.3	$(2.3)	$436.0
Total interest expense	(505.1)	-	(505.1)	(408.4)	0.1	(408.3)	(298.5)	0.1	(298.4)
Provision for credit losses	(69.3)	-	(69.3)	(68.1)	-	(68.1)	(65.6)	-	(65.6)
Rental income on operating leases	274.9	(1.0)	273.9	216.8	(0.7)	216.1	154.1	(0.4)	153.7
Other income	157.1	(2.3)	154.8	145.8	(1.3)	144.5	85.7	(1.7)	84.0
Depreciation on operating lease equipment	(185.1)	-	(185.1)	(151.2)	-	(151.2)	(119.3)	-	(119.3)
Operating expenses	(308.4)	(4.4)	(312.8)	(234.3)	(3.6)	(237.9)	(156.0)	(2.8)	(158.8)
Income (loss) before provision for income taxes	$157.4	$(12.6)	$144.8	$124.1	$(9.3)	$114.8	$38.7	$(7.1)	$31.6
Consumer
Total interest income	$266.5	$-	$266.5	$204.2	$-	$204.2	$139.7	$-	$139.7
Total interest expense	(290.6)	-	(290.6)	(144.0)	-	(144.0)	(101.7)	-	(101.7)
Provision for credit losses	(3.1)	-	(3.1)	(2.4)	-	(2.4)	(1.8)	-	(1.8)
Other income	2.1	(0.1)	2.0	10.7	-	10.7	5.8	-	5.8
Operating expenses	(65.4)	-	(65.4)	(49.7)	-	(49.7)	(32.9)	-	(32.9)
Income (loss) before provision for income taxes	$(90.5)	$(0.1)	$(90.6)	$18.8	$-	$18.8	$9.1	$-	$9.1
Corporate and Other
Total interest income	$20.9	$-	$20.9	$15.6	$-	$15.6	$10.6	$-	$10.6
Total interest expense	(320.0)	3.5	(316.5)	(262.9)	6.2	(256.7)	(199.1)	5.3	(193.8)
Other income	(5.6)	(0.1)	(5.7)	(2.9)	-	(2.9)	10.3	-	10.3
Operating expenses / loss on debt extinguishments	(148.9)	(1.0)	(149.9)	(159.8)	(0.7)	(160.5)	(5.3)	(0.4)	(5.7)
Loss before provision for income taxes	$(453.6)	$2.4	$(451.2)	$(410.0)	$5.5	$(404.5)	$(183.5)	$4.9	$(178.6)

(1) See Revised Unaudited Consolidated Statements of Operations for corrections descriptions.